                                                                   EXHIBIT 10.70


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------




                            MEGO MORTGAGE CORPORATION


                                CREDIT AGREEMENT


                          Dated as of October 27, 1997


                      TEXTRON FINANCIAL CORPORATION, Agent




--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page


1.  Definitions; Certain Rules of Construction.................................1

2.  The Credits...............................................................12
    2.1.   Revolving Credit...................................................12
           2.1.1.   Revolving Loan............................................12
           2.1.2.   Maximum Amount of Tranche Credit..........................12
           2.1.3.   Borrowing Requests........................................13
           2.1.4.   Approval of New Tranche...................................13
           2.1.5.   Notes.....................................................13
    2.2.   Term Credit.  .....................................................14
    2.3.   Application of Proceeds............................................14
           2.3.1.   Revolving Loan............................................14
           2.3.2.   Specifically Prohibited Applications......................14
    2.4.   Nature of Obligations of Lenders to Make Extensions of Credit......14

3.  Interest; Fees............................................................15
    3.1.   Interest...........................................................15
    3.2.   Prepayment Fee.....................................................15
    3.3.   Changes in Circumstances; Yield Protection.........................15
           3.3.1.   Taxes.....................................................15
           3.3.2.   Capital Adequacy..........................................16
           3.3.3.   Regulatory Changes........................................16
           3.3.4.   Compensation Claims.......................................16
           3.3.5.   Mitigation................................................16
    3.4.   Computations of Interest and Fees..................................17

4.  Payment...................................................................17
    4.1.   Payment at Maturity................................................17
    4.2.   Required Prepayments...............................................17
           4.2.1.   Contingent Required Prepayments.  ........................17
    4.3.   Voluntary Prepayments..............................................18
    4.4.   Reborrowing; Application of Payments, etc..........................18
           4.4.1.   Reborrowing...............................................18
           4.4.2.   Order of Application......................................18
           4.4.3.   Payment with Accrued Interest, etc........................18
           4.4.4.   Payments for Lenders......................................18

5.  Conditions to Extending Credit............................................18
    5.1.   Conditions on Initial Tranche Closing Dates........................18
           5.1.1.   Revolving Notes...........................................19
           5.1.2.   Payment of Fees...........................................19
           5.1.3.   Legal Opinions............................................19
           5.1.4.   Security Agreement........................................19
           5.1.5.   Perfection of Security....................................19
           5.1.6.   Proper Proceedings........................................19
           5.1.7.   General...................................................20
    5.2.   Conditions to Each Extension of Credit.............................20
           5.2.1.   Officer's Certificate.....................................20
           5.2.2.   Legality, etc.............................................20

6.  General Covenants.........................................................20
    6.1.   Taxes and Other Charges; Accounts Payable..........................20
           6.1.1.   Taxes and Other Charges...................................21
           6.1.2.   Accounts Payable..........................................21
    6.2.   Conduct of Business, etc...........................................21
           6.2.1.   Types of Business.........................................21
           6.2.2.   Statutory Compliance......................................21
           6.2.3.   Compliance with Material Agreements.......................21
           6.2.4.   Transactions with Affiliates..............................22
    6.3.   Insurance..........................................................22
    6.4.   Financial Statements and Reports...................................22
           6.4.1.   Annual Reports............................................22
           6.4.2.   Quarterly Reports.........................................23
           6.4.3.   Monthly Borrowing Base....................................24
           6.4.4.   Other Reports.............................................24
           6.4.5.   Notice of Litigation, Defaults, etc.......................25
           6.4.6.   Other Information.........................................25
           6.4.7.   Preparation of Reports....................................26
    6.5.   Certain Financial Tests............................................26
           6.5.1.   Consolidated Adjusted Tangible Net Worth..................26
           6.5.2.   Consolidated Adjusted Leverage Ratio......................26
    6.6.   Liens..............................................................26
    6.7.   Asset Dispositions and Mergers.....................................27

7.  Representations and Warranties............................................27
    7.1.   Organization and Business..........................................27
           7.1.1.   The Company...............................................27
           7.1.2.   Subsidiaries..............................................28
           7.1.3.   Qualification.............................................28

    7.2.   Financial Statements and Other Information; Material
           Agreements; Credit References......................................28
           7.2.1.   Financial Statements and Other Information................28
           7.2.2.   Material Agreements.......................................29
           7.2.3.   Credit References.........................................29
    7.3.   Changes in Condition...............................................29
    7.4.   Title to Assets....................................................29
    7.5.   Operations in Conformity With Law, etc.............................30
    7.6.   Litigation.........................................................30
    7.7.   Authorization and Enforceability...................................30
    7.8.   No Legal Obstacle to Agreements....................................30
    7.9.   Defaults...........................................................31
    7.10.  Tax Returns........................................................31
    7.11.  Certain Business Representations...................................32
           7.11.1.  Antitrust.................................................32
           7.11.2.  Consumer Protection.......................................32
    7.12.  Pension Plans......................................................32
    7.13.  Government Regulation; Margin Stock................................32
           7.13.1.  Government Regulation.....................................32
           7.13.2.  Margin Stock..............................................32
    7.14.  Disclosure.........................................................32

8.  Defaults..................................................................32
    8.1.   Events of Default..................................................33
           8.1.1.   Payment...................................................33
           8.1.2.   Specified Covenants.......................................33
           8.1.3.   Other Covenants...........................................33
           8.1.4.   Representations and Warranties............................33
           8.1.5.   Cross Default, etc........................................33
           8.1.6.   Ownership; Liquidation; etc...............................34
           8.1.7.   Enforceability, etc.......................................34
           8.1.8.   Judgments.................................................34
           8.1.9.   Bankruptcy, etc...........................................34
           8.1.10.  Material Adverse Change...................................35
    8.2.   Certain Actions Following an Event of Default......................35
           8.2.1.   Terminate Obligation to Extend Credit.....................35
           8.2.2.   Specific Performance; Exercise of Rights..................36
           8.2.3.   Acceleration..............................................36
           8.2.4.   Enforcement of Payment; Credit Security; Setoff...........36
           8.2.5.   Cumulative Remedies.......................................36
    8.3.   Annulment of Defaults..............................................36
    8.4.   Waivers............................................................37

9.  Expenses; Indemnity.......................................................37
    9.1.   Expenses...........................................................37
    9.2.   General Indemnity..................................................38

10. Operations; Agent.........................................................38
    10.1.  Interests in Credits...............................................38
    10.2.  Agent's Authority to Act, etc......................................38
    10.3.  Company to Pay Agent, etc..........................................38
    10.4.  Lender Operations for Advances, etc................................39
           10.4.1.  Advances..................................................39
           10.4.2.  Agent to Allocate Payments, etc...........................39
           10.4.3.  Delinquent Lenders; Nonperforming Lenders.................39
    10.5.  Sharing of Payments, etc...........................................40
    10.6.  Agent's Resignation................................................41
    10.7.  Concerning the Agent...............................................41
           10.7.1.  Action in Good Faith, etc.................................41
           10.7.2.  No Implied Duties, etc....................................41
           10.7.3.  Validity, etc.............................................42
           10.7.4.  Compliance................................................42
           10.7.5.  Employment of Agents and Counsel..........................42
           10.7.6.  Reliance on Documents and Counsel.........................42
           10.7.7.  Agent's Reimbursement.....................................42
    10.8.  Rights as a Lender.................................................43
    10.9.  Independent Credit Decision........................................43
    10.10. Indemnification....................................................43

11. Successors and Assigns; Lender Assignments and Participations.............44
    11.1.  Assignments by Lenders.............................................44
           11.1.1.  Assignees and Assignment Procedures.......................44
           11.1.2.  Terms of Assignment and Acceptance........................45
           11.1.3.  Register..................................................46
           11.1.4.  Acceptance of Assignment and Assumption...................46
           11.1.5.  Federal Reserve Bank......................................46
           11.1.6.  Further Assurances........................................46
    11.2.  Credit Participants................................................47

12. Brokers Fees..............................................................47

13. Confidentiality...........................................................48

14. Notices...................................................................48

15. Course of Dealing; Amendments and Waivers.................................49

16. No Strict Construction....................................................50

17. Defeasance................................................................50

18. Venue; Service of Process, etc............................................51

19. WAIVER OF JURY TRIAL......................................................51

20. General...................................................................52

                                    EXHIBITS

1           -  Tranches and Securitization Agreements

2.1.5       -  Note

5.1.4       -  Security Agreement

5.2.1       -  Officer's Certificate

7.1         -  Company and its Subsidiaries

7.2.2       -  Material Agreements

7.9         -  Defaults under other Agreements

10.1        -  Percentage Interests

11.1.1      -  Assignment and Acceptance

                            MEGO MORTGAGE CORPORATION

                                CREDIT AGREEMENT


      This Agreement, dated as of October 27, 1997, is among Mego Mortgage Corporation, a Delaware corporation (the "Company"), the Lenders from time to time party hereto and Textron Financial Corporation, both in its capacity as a Lender and in its capacity as Agent for itself and the other Lenders. The parties agree as follows:

1. Definitions; Certain Rules of Construction. Certain capitalized terms are used in this Agreement and in the other Credit Documents with the specific meanings defined below in this Section 1. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) accounting terms not otherwise defined herein have the meaning provided under GAAP, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time amended, modified and in effect and (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents. References to "the date hereof" mean the date first set forth above.

      1.1. "Affiliate" means, with respect to the Company (or any other specified Person), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or such specified Person), and shall include (a) any officer or director or general partner of the Company (or such specified Person) and (b) any Person of which the Company (or such specified Person) or any Affiliate (as defined in clause
(a) above) of the Company (or such specified Person) shall, directly or indirectly, beneficially own either (i) at least 10% of the outstanding equity securities having the general power to vote or (ii) at least 10% of all equity interests.

      1.2. "Agent" means TFC in its capacity as agent for the Lenders hereunder, as well as its successors and assigns in such capacity.

      1.3. "Agreement" means this Credit Agreement as from time to time amended, modified and in effect.

      1.4. "Applicable Rate" means, during any month, the greater of (a) 9% per annum or (b) the sum of 2.5% per annum plus the Base Rate on the first day of such month; provided, however, that the Applicable Rate shall be increased by an additional 2% per annum effective on the day the Agent notifies the Company that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default until the earlier of such time as (i) such Event of Default is no longer continuing or (ii) such Event of Default is deemed no longer to exist, in each case pursuant to Section 8.3.

      1.5.  "Assignee" is defined in Section 11.1.1.

      1.6.  "Assignment and Acceptance" is defined in Section 11.1.1.

      1.7.  "Bankruptcy Code" means Title 11 of the United States Code.

      1.8.  "Bankruptcy Default" means an Event of Default referred to in
Section 8.1.9.

      1.9. "Base Rate" means, on any date, the per annum rate of interest announced by The Chase Manhattan Bank as its Prime Rate.

      1.10. "Borrowing Base" means, on any date and for any Tranche, 50% of the amount carried on the Consolidated statement of financial condition of the Company and its Included Subsidiaries in accordance with GAAP as Mortgage Related Securities properly allocable to Residual Interest Securities and to Interest Only Securities as reflected in the most recent Borrowing Base reports that have been (or are required to have been) furnished to the Lenders in accordance with Section 6.4.3, in each case (a) that are included in the Pledged Securities Series for such Tranche approved by the TFC Loan Committee in accordance with Section 2.1.4, (b) that begin principal amortization within the period required by the TFC Loan Committee for such Tranche, (c) that are subject to Trustee Payment Directions and (d) that are pledged by the Company and its Included Subsidiaries to the Agent as collateral to secure the Credit Obligations; provided, however, that the Borrowing Base shall be reduced to $1.00 at any time when the Company has failed to furnish the computation of the Borrowing Base required by Section 6.4.3 within five days after such computation was originally due. The Borrowing Base shall be segregated so that each Pledged Securities Series relates to a particular Tranche. Present value assumptions, including the discount rate, for each Pledged Securities Series shall be as originally approved by the TFC Loan Committee in connection with the Tranche relating thereto, with such subsequent changes as are recommended by the Company's independent accountants with the consent of TFC, which consent may not be unreasonably withheld.

      1.11. "Business Day" means any day other than Saturday, Sunday or a day on which banks in Providence, Rhode Island, East Hartford, Connecticut or Atlanta, Georgia are authorized or required by law or other governmental action to close.

      1.12. "By-laws" means all written by-laws, rules, regulations and all other documents relating to the management, governance or internal regulation of any Person other than an individual, or interpretive of the Charter of such Person, all as from time to time in effect.

      1.13. "Charter" means the articles of organization, certificate of incorporation, statute, constitution, joint venture agreement, partnership agreement, trust indenture, limited liability company agreement or other charter document of any Person other than an individual, each as from time to time in effect.

      1.14. "Closing Date" means the Initial Closing Date, the Conversion Date and each other date on which any extension of credit is made pursuant to Sections 2.1 or 2.2.

      1.15. "Code" means the federal Internal Revenue Code of 1986.

      1.16. "Commitment" means, with respect to any Lender, such Lender's obligations to extend the credits contemplated by Section 2. The Commitments are allocated to particular Tranches. The original Commitments are set forth in
Exhibit 10.1 and the current Commitments are recorded from time to time in the Register.

      1.17. "Company" means Mego Mortgage Corporation, a Delaware corporation.

      1.18. "Computation Covenants" means the covenants contained in Section
6.5.

      1.19. "Consolidated" and "Consolidating", when used with reference to any term, mean that term as applied to the accounts of the Company (or other specified Person) and all of its Subsidiaries (or other specified group of Persons), if any, or such of its Subsidiaries as may be specified, consolidated (or combined) or consolidating (or combining), as the case may be, in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries.

      1.20. "Consolidated Adjusted Tangible Net Worth" means Consolidated Tangible Net Worth plus the lesser of (a) the then-outstanding principal balance of the Subordinated Notes and (b) $150,000,000.

      1.21. "Consolidated Tangible Net Worth" means, at any date, the total of (without duplication):

            (a) the net worth of the Company and its Included Subsidiaries determined in accordance with GAAP on a Consolidated basis;

      minus (b) the amount of intangible assets carried on the statement of financial condition of the Company and its Included Subsidiaries determined in accordance with GAAP on a Consolidated basis, including goodwill, research and development costs, trademarks, tradenames, copyrights, patents and unamortized debt discount and expenses (but without deduction from such net worth of (i) any write-up of assets made in accordance with GAAP on a Consolidated basis or (ii) Mortgage Servicing Rights, Mortgage Related Securities or Excess Servicing Rights);

      minus (c) loans or other extensions of credit to officers of the Company or any of its Subsidiaries on a Consolidated basis other than Qualifying Loans made to such Persons in the ordinary course of business; and

      minus (d) any loans or extension of credit to Excluded Subsidiaries and Affiliates.

      1.22. "Credit Documents" means:

            (a) this Agreement, the Notes and the Security Agreement, each as from time to time in effect;

            (b) all financial statements, reports, notices, mortgages, assignments, UCC financing statements or certificates delivered to the Agent or any of the Lenders by the Company, any of its Included Subsidiaries or any other Obligor in connection herewith; and

            (c) any other present or future agreement or instrument (including guarantees) from time to time entered into among the Company, any of its Included Subsidiaries or any other Obligor, on one hand, and the Agent or all the Lenders, on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

      1.23. "Credit Obligations" means all present and future liabilities, obligations and Indebtedness of the Company, any of its Included Subsidiaries or any other Obligor owing to the Agent or any Lender (or any Affiliate of a Lender) under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, prepayment fees, commitment fees, amounts provided for in Sections 3.3 and 9 and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (whether accruing before or after a Bankruptcy Default).

      1.24. "Credit Participant" is defined in Section 11.2.

      1.25. "Credit Security" means all assets now or from time to time hereafter subjected to a security interest, mortgage or charge (or intended or required so to be subjected pursuant to the Security Agreement or any other Credit Document) to secure the payment or performance of any of the Credit Obligations, including the assets described in section 2.1 of the Security Agreement.

      1.26. "Default" means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default and the filing against the Company, any of its Included Subsidiaries or any other Obligor of a petition commencing an involuntary case under the Bankruptcy Code.

      1.27. "Delinquency Period" is defined in Section 10.4.3.

      1.28. "Delinquent Lender" is defined in Section 10.4.3.

      1.29. "Delinquent Payment" is defined in Section 10.4.3.

      1.30. "Designated Trust Agreement" means any trust agreement or similar instrument entered into between the Company and the Trustee from time to time, as from time to time in effect, relating to a Pledged Securities Series included in the Borrowing Base pursuant to Section 2.1.4.

      1.31. "ERISA" means the federal Employee Retirement Income Security Act of 1974.

      1.32. "ERISA Group Person" means the Company, any Subsidiary of the Company and any Person which is a member of the controlled group or under common control with the Company or any Subsidiary within the meaning of section 414 of the Code or section 4001(a)(14) of ERISA.

      1.33. "Event of Default" is defined in Section 8.1.

      1.34. "Excess Servicing Rights" means, for periods prior to January 1, 1997, excess servicing rights of the Company and its Included Subsidiaries, determined in accordance with GAAP on a Consolidated basis, that (a) arise from home improvement, home equity or debt consolidation loans sold by the Company and (b) are not subject to any Liens other than Liens securing the Credit Obligations and Liens created under the agreements pursuant to which such Loans were sold.

      1.35. "Excluded Subsidiary" means a Subsidiary created by the Company from time to time which will not be included in the definition of "Included Subsidiary" and thus will not be subject to certain of the conditions and restrictions imposed by this Agreement provided that (i) each such Excluded Subsidiary shall not be included in the calculation of the Company's Consolidated Adjusted Tangible Net Worth for purposes of calculating the Company's compliance with this Agreement and shall not be included in certain other calculations as indicated herein and (ii) the Company's aggregate investment in Excluded Subsidiaries (including without limitation loans and advances to Excluded Subsidiaries) shall not exceed at any time twenty-four percent (24%) of the Company's then-current Consolidated Adjusted Tangible Net Worth; provided, however, that no Subsidiary shall constitute an Excluded Subsidiary until the Company has given written notice of such designation to the Agent and certified that such Subsidiary meets the requirements of this definition.

      1.36. "Exchange Act" means the federal Securities Exchange Act of 1934.

      1.37. "Final Maturity Date" means the date five years after the end of the month in which the Initial Closing Date occurs.

      1.38. "Financial Officer" of the Company (or other specified Person) means its chief executive officer, chief financial officer, chief operating officer, chief accounting officer, chairman, president, treasurer or any of its vice presidents whose primary responsibility is for its financial affairs, all of whose incumbency and signatures have been certified to the Agent by the secretary, assistant secretary or other appropriate attesting officer of the Company (or such specified Person).

      1.39. "GAAP" means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board. In the event of a change in GAAP after the date hereof, the parties agree to negotiate in good faith to make conforming changes to the covenants and related definitions.

      1.40. "Included Subsidiary" means, as of any date, any Subsidiary of the Company that is not then an Excluded Subsidiary, that has guaranteed payment of the Credit Obligations pursuant to a guarantee in form and substance reasonably satisfactory to the Agent and that has joined in and become party to the Security Agreement on terms reasonably satisfactory to the Agent.

      1.41. "Indebtedness" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified upon the statement of financial condition of the Company (or other specified Person) as liabilities, but in any event including (without duplication):

            (a)   borrowed money;

            (b) indebtedness evidenced by notes, debentures or similar instruments;

            (c)   capitalized lease obligations;

            (d) the deferred purchase price of assets or securities, including related noncompetition, consulting and stock repurchase obligations (other than ordinary trade accounts payable within six months after the incurrence thereof in the ordinary course of business);

            (e) mandatory redemption or dividend rights on capital stock (or other equity);

            (f) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and interest rate protection agreements (without duplication of other Indebtedness supported or guaranteed thereby);

            (g) reimbursement obligations due and payable with respect to payments by MBIA, Inc. or any other insurer with respect to loans sold in a Securitization and repurchase or indemnification obligations, whether contingent or matured, with respect to loans sold in a Securitization; and

            (h)   all guarantees in respect of Indebtedness of others.

      1.42. "Indemnified Party" is defined in Section 9.2.

      1.43. "Initial Closing Date" means October 27, 1997 or such other date prior to January 1, 1998 agreed to by the Company and the Agent as the first Closing Date hereunder.

      1.44. "Interest Only Securities" means a security representing the undivided interest of the Company and its Included Subsidiaries in all or a portion of the interest payments due on certain loans Securitized by the Company.

      1.45. "Legal Requirement" means any present or future requirement imposed upon any of the Lenders or the Company and its Subsidiaries by any law, statute, rule, regulation, directive, order, decree, guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America, or by any board, governmental or administrative agency, central bank or monetary authority of the United States of America, or any political subdivision of any of the foregoing. Any such requirement imposed on any of the Lenders not having the force of law shall be deemed to be a Legal Requirement for purposes of
Section 3 if such Lender reasonably believes that compliance therewith is in the best interest of such Lender.

      1.46. "Lender" means each of the Persons listed as lenders on the signature page hereto, including TFC in its capacity as a Lender and such other Persons who may from time to time own a Percentage Interest in the Credit Obligations, but the term "Lender" shall not include any Credit Participant.

      1.47. "Lien" means, with respect to the Company (or any other specified Person):

            (a) any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of the Company (or such specified Person), whether now owned or hereafter acquired, or upon the income or profits therefrom;

            (b) the acquisition of, or the agreement to acquire, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a capitalized lease);

            (c) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Company (or such specified Person), with or without recourse;

            (d) the transfer of any tangible property or assets for the purpose of subjecting such items to the payment of previously outstanding Indebtedness in priority to payment of the general creditors of the Company (or such specified Person); and

            (e) the existence for a period of more than 120 consecutive days past due of any Indebtedness against the Company (or such specified Person) which if unpaid would by law or upon a Bankruptcy Default be given any priority over general creditors;

      provided, however, that the rights of any holder of senior securities to be paid prior to payment of any junior securities from the revenues of a particular Securitization or a particular Mortgage Related Securities shall in no event constitute a "Lien".

      1.48. "Loan" means, collectively, the Revolving Loan and the Term Loan.

      1.49. "Margin Stock" means "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

      1.50. "Material Adverse Change" means, since any specified date or from the circumstances existing immediately prior to the happening of any specified event, a material adverse change in (a) the business, assets, financial condition, income or prospects of the Company and its Included Subsidiaries (on a Consolidated basis), whether as a result of (i) general economic conditions affecting the home improvement loan and debt consolidation origination industry,
(ii) fire, flood or other natural calamities, (iii) regulatory changes, judicial decisions, war or other governmental action or (iv) any other event or development, whether or not related to those enumerated above or (b) the ability of the Obligors to perform their obligations under the Credit Documents or (c) the rights and remedies of the Agent and the Lenders under the Credit Documents.

      1.51. "Material Agreements" is defined in Section 7.2.2.

      1.52. "Maximum Amount of Tranche Credit" is defined in Section 2.1.2.

      1.53. "Mortgage" means a mortgage, deed of trust, security deed or similar instrument purporting to create a Lien or similar interest in real estate and improvements thereon.

      1.54. "Mortgage Related Securities" means, for any period after December 31, 1996, mortgage related securities of the Company and its Included Subsidiaries, determined in accordance with GAAP on a Consolidated basis, that
(a) arise from home improvement, home equity or debt consolidation loans sold by the Company and (b) are not subject to any Liens other than Liens securing the Credit Obligations and Liens created under the agreements pursuant to which such Loans were sold.

      1.55. "Mortgage Servicing Rights" means, at any date, the rights of the Company and its Included Subsidiaries, determined in accordance with GAAP on a Consolidated basis, to service mortgage loans that are not subject to any Liens other than Liens created under the agreements pursuant to which such Loans were sold.

      1.56. "Nonperforming Lender" is defined in Section 10.4.3.

      1.57. "Notes" is defined in Section 2.1.5.

      1.58. "Obligor" means the Company and any other Person providing collateral for the Credit Obligations.

      1.59. "Overdue Reimbursement Rate" means, at any date, the highest Applicable Rate then in effect.

      1.60. "Payment Date" means the first Business Day on or after the 25th day of each month occurring after the Initial Closing Date.

      1.61. "Percentage Interest" means (a) at all times when no Event of Default under Section 8.1.1 and no Bankruptcy Default exists, the ratio that the respective Commitments of the Lenders bear to the total Commitments of all Lenders as from time to time in effect and reflected in the Register, and (b) at all other times, the ratio that the respective amounts of the outstanding Credit Obligations owing to the Lenders in respect of extensions of credit under
Section 2 bear to the total outstanding Credit Obligations owing to all Lenders.

      1.62. "Performing Lender" is defined in Section 10.4.3.

      1.63. "Person" means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

      1.64. "Plan" means, at any date, any pension benefit plan subject to Title IV of ERISA maintained, or to which contributions have been made or are required to be made, by any ERISA Group Person within six years prior to such date.

      1.65. "Pledged Securities" means, collectively, the Interest Only Securities and the Residual Interest Securities that are pledged to the Agent hereunder.

      1.66. "Pledged Securities Series" means Pledged Securities arising under a single Securitization.

      1.67. "Preparer" is defined in Section 6.4.7.

      1.68. "Providence Office" means the principal office of TFC in Providence, Rhode Island.

      1.69. "Qualifying Loans" means (i) a loan of money evidenced by a note evidencing the indebtedness secured by a Mortgage or a note evidencing any indebtedness which is not secured by a Mortgage or (ii) a retail installment contract evidencing indebtedness arising from home improvements made for the benefit of the obligor thereunder, whether or not secured by a Mortgage.

      1.70. "Register" is defined in Section 11.1.3.

      1.71. "Required Lenders" means, with respect to any approval, consent, modification, waiver or other action to be taken by the Agent or the Lenders under the Credit Documents which require action by the Required Lenders, such Lenders as own at least a majority of the Percentage Interests.

      1.72. "Residual Interest Securities" means a security representing the undivided residual interest of the Company and its Included Subsidiaries in all or a portion of the interest and principal payments due on certain loans Securitized by the Company, payable on a subordinated basis.

      1.73. "Revolving Loan" is defined in Section 2.1.5.

      1.74. "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc.

      1.75. "Securitized" or "Securitization" means the process of pooling and selling loans to a real estate investment conduit or other form of trust.

      1.76. "Securitization Agreements" means any documents or agreements governing loans under a particular Securitization or that facilitate a particular Securitization; provided, however, that the Securitization Agreements related to each Pledged Securities Series approved in accordance with Section 2.1.4 shall be as set forth on
Exhibit 1, as amended from time to time for each Pledged Securities Series so approved by TFC.

      1.77. "Security Agreement" is defined in Section 5.1.4.

      1.78. "Submissions" is defined in Section 6.4.7.

      1.79. "Subordinated Indebtedness" of a Person means (a) any Indebtedness of the Company to Mego Financial Corp. (other than Indebtedness under the current tax sharing agreement), the payment of which is subordinated to payment of the Credit Obligations to the written satisfaction of the Required Lenders, and (b) the Subordinated Notes.

      1.80. "Subordinated Notes" means (a) the 12-1/2% Senior Subordinated Notes of the Company issued and outstanding from time to time pursuant to the Indenture dated as of November 22, 1996 between the Company and American Stock Transfer & Trust Company, as amended from time to time hereafter, including the initial $40 million 12-1/2% Senior Subordinated Notes, the additional $40 million 12-1/2% Senior Subordinated Notes issued pursuant to the First Supplemental Indenture thereto dated October 20, 1997 and any new supplemental indenture, and (b) any subordinated unsecured promissory notes of the Company issued and outstanding from time to time pursuant to indentures executed and delivered after the date hereof, provided that such notes and indenture have been reviewed and approved by the Agent, such approval not to be unreasonably withheld or delayed.

      1.81. "Subsidiary" means any Person of which the Company (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, joint venture or similar interests or (c) be a general partner or joint venturer.

      1.82. "Tax" means any present or future tax, levy, duty, impost, deduction, withholding or other charges of whatever nature at any time required by any Legal Requirement (a) to be paid by any Lender or (b) to be withheld or deducted from any payment otherwise required hereby to be made to any Lender, in each case on or with respect to its obligations hereunder, the Loan or any payment in respect of the Credit Obligations; provided, however, that the term "Tax" shall not include taxes imposed upon or measured by the net income of such Lender or franchise taxes.

      1.83. "Term Loan" is defined in Section 2.2.

      1.84. "TFC Loan Committee" means the loan committee or similar entity of TFC that approves the Pledged Securities Series to be included in the Borrowing Base and pledged as collateral to secure the Credit Obligations.

      1.85. "TFC" means Textron Financial Corporation, a Delaware corporation.

      1.86. "Tranche" means a portion of the Loan supported by a particular Pledged Securities Series included in the Borrowing Base.

      1.87. "Tranche Conversion Date" means, with respect to any Tranche, the first Business Day following the revolving credit period approved by the TFC Loan Committee and set forth on Exhibit 1; provided, however, that no Tranche Conversation Date shall be later than April 30, 1999.

      1.88. "Trustee" means the Trustee under the Designated Trust Agreement.

      1.89. "Trustee Payment Directions" means irrevocable directions from the Company to a particular Trustee to hold all amounts due to the holders of Pledged Securities arising under a Designated Trust Agreement to be paid over to the Agent on each Payment Date.

      1.90. "Wholly Owned Subsidiary" means any Subsidiary of which all of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally (other than directors' qualifying shares and, in the case of foreign subsidiaries, shares required by Legal Requirements to be held by foreign nationals) is owned by the Company (or other specified Person) directly, or indirectly through one or more wholly owned Subsidiaries.

2.    The Credits.

      2.1.  Revolving Credit.

            2.1.1. Revolving Loan. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the applicable Tranche Conversion Date, the Lenders will, severally in accordance with their respective Commitments with respect to the particular Tranches of the Revolving Loan, make loans to the Company in such amounts as may be requested by the Company in accordance with Section 2.1.3. The aggregate principal amount of loans made under this Section 2.1.1 with respect to a particular Tranche at any one time outstanding shall in no event exceed the lesser of (a) the Maximum Amount of Tranche Credit and (b) the Borrowing Base allocable to such Tranche. In no event will the principal amount of loans with respect to a particular Tranche at any one time outstanding made by any Lender pursuant to this Section 2.1 exceed such Lender's Commitment with respect to such Tranche.

            2.1.2. Maximum Amount of Tranche Credit. The term "Maximum Amount of Tranche Credit", with respect to any particular Tranche means the lesser of (a) the amount set forth on Exhibit 1 with respect to such Tranche and
      (b) the amount (in an
      integral multiple of $100,000) from time to time irrevocably designated by the Company to the Agent.

            2.1.3. Borrowing Requests. The Company may from time to time request a loan under Section 2.1.1 by providing to the Agent a written notice. Each loan must be supported by a Pledged Securities Series approved by the TFC Loan Committee. Such notice must be not later than noon (Providence time) on the first Business Day prior to the requested Closing Date for such loan. The notice must specify (a) the amount of the requested loan,
      (b) the requested Closing Date therefor (which shall be a Business Day) and (c) the Pledged Securities Series and Tranche for the requested extension of credit. Upon receipt of such notice, the Agent will promptly inform each other Lender (by telephone or otherwise) having a Commitment in such Tranche. Each such loan will be made at the Providence Office by wire transfer of the amount as directed by the Company. In connection with each such loan, the Company shall furnish to the Agent a certificate in substantially the form of Exhibit 5.2.1.

            2.1.4. Approval of New Tranche. In the event the Company wishes to establish a new Tranche to add to the Borrowing Base a new Pledged Securities Series, the Company must provide to the Agent a written notice of the requested increase in the Commitments, together with copies of the Securitization Agreements for such series, related documentation and such other material as the Agent reasonably requests, not later than 15 Business Days prior to the establishment of such Tranche and the inclusion of such Pledged Securities Series in the Borrowing Base. Upon receipt of such notice, the Agent will promptly provide such information to the TFC Loan Committee and the loan committees of the other Lenders. The Lenders will give notice to the Company and the other Lenders within such 15 Business Day period whether such new Tranche and Pledged Securities Series is approved; provided, however, that the Lenders shall have no obligation to approve any new Tranche or Pledged Securities Series. The Company, with the consent of the Agent, may add new Lenders to this Agreement to extend credit under a new or existing Tranche. Such new Lenders shall execute joinders to this Agreement in a form reasonably satisfactory to the Agent. In connection with each new Tranche and Pledged Securities Series approved, the Company shall issue a new Note for such Tranche payable to each Lender in a principal amount equal to such Lender's Percentage Interest in the Tranche and new Commitments, and the Agent shall revise
      Exhibit 1 to reflect such new Tranche and Pledged Securities Series.

            2.1.5. Notes. The aggregate principal amount of the loans outstanding from time to time under this Section 2.1 prior to the Conversion Date is referred to as the "Revolving Loan". The Agent shall keep a record of the Revolving Loan and each Tranche. Each Tranche shall be deemed owed to each Lender having a Commitment therein severally in accordance with such Lender's Percentage Interest therein, and all payments thereon shall be for the account of each Lender in accordance with its

      Percentage Interest therein. The Company's obligations to pay each Lender's Percentage Interest in each Tranche of the Revolving Loan shall be evidenced by a separate note of the Company in substantially the form of Exhibit 2.1.5 (the "Notes"), payable to each Lender in accordance with such Lender's Percentage Interest in such Tranche of the Revolving Loan.

      2.2. Term Credit. Subject to all the terms and conditions of this Agreement and so long as no Default exists, on the applicable Tranche Conversion Date, the aggregate amount equal to such Tranche outstanding on such date shall automatically convert into a term loan. The aggregate principal amount of the loans at any one time outstanding after the respective Tranche Conversion Dates are referred to as the "Term Loan".

      2.3.  Application of Proceeds.

            2.3.1. Revolving Loan. Subject to Section 2.3.3, the Company will apply the proceeds of the Revolving Loan for working capital and for other lawful corporate purposes of the Company and its Included Subsidiaries.

            2.3.2. Specifically Prohibited Applications. The Company will not, directly or indirectly, apply any part of the proceeds of any extension of credit made pursuant to the Credit Documents to purchase or to carry Margin Stock or to any transaction prohibited by Legal Requirements applicable to the Lenders or by the Credit Documents.

      2.4. Nature of Obligations of Lenders to Make Extensions of Credit. The Lenders' obligations to extend credit under this Agreement are several and are not joint or joint and several. The Lenders shall have no obligation to extend additional credit under a new Tranche if the TFC Loan Committee does not approve the new Tranche and Pledged Securities Series intended by the Company to support such Tranche. If on any Closing Date any Lender shall fail to perform its obligations under this Agreement, the aggregate amount of Commitments to make the extensions of credit under this Agreement shall be reduced by the amount of unborrowed Commitment of the Lender so failing to perform and the Percentage Interests shall be appropriately adjusted. Lenders that have not failed to perform their obligations to make the extensions of credit contemplated by
Section 2 may, if any such Lender so desires, assume, in such proportions as such Lenders may agree, the obligations of any Lender who has so failed and the Percentage Interests shall be appropriately adjusted. The provisions of this
Section 2.4 shall not affect the rights of the Company against any Lender failing to perform its obligations hereunder.

3.    Interest; Fees.

      3.1. Interest. The Loan shall accrue and bear interest at a rate per annum which shall at all times equal the Applicable Rate. Prior to any stated or accelerated maturity of the Loan, the Company will, on each Payment Date, pay the accrued and unpaid interest on the Loan, which payment shall be made by the Trustees under the Designated Trust Agreements by forwarding to the Agent amounts due to the holders of Pledged Securities for the previous month in accordance with the Trustee Payment Directions. On the stated or any accelerated maturity of the Loan, the Company will pay all accrued and unpaid interest on the Loan. Upon the occurrence and during the continuance of an Event of Default, the Lenders may require accrued interest to be payable on demand or at regular intervals more frequent than each Payment Date. If at any time the amount of accrued and unpaid interest due hereunder exceeds the amount of funds received by the Agent from the Trustees under the Designated Trust Agreements, the Company will pay within five Business Days the amount of such excess to the Agent. All payments of interest hereunder shall be made to the Agent for the account of each Lender in accordance with such Lender's Percentage Interest.

      3.2. Prepayment Fee. In the event the Company prepays the Term Loan with respect to a particular Tranche after the Tranche Conversion Date directly or indirectly from a public debt or equity offering of the Company and its Subsidiaries (including an offering under Rule 144A of the federal Securities Act of 1933), the Company shall, together with such prepayment, pay to the Agent for the account of the Lenders having a Percentage Interest in such Tranche a prepayment fee equal to 1/2% of the amount of the Term Loan so prepaid.

      3.3.  Changes in Circumstances; Yield Protection.

            3.3.1. Taxes. All payments of the Credit Obligations shall be made without set-off or counterclaim and free and clear of any deductions, including deductions for Taxes, unless the Company is required by law to make such deductions. If (a) any Lender shall be subject to any Tax with respect to any payment of the Credit Obligations or its obligations hereunder or (b) the Company shall be required to withhold or deduct any Tax on any payment on the Credit Obligations, then such Lender may claim compensation from the Company under Section 3.3.4. Whenever Taxes must be withheld by the Company with respect to any payments of the Credit Obligations, the Company shall promptly furnish to the Agent for the account of the applicable Lender official receipts (to the extent that the relevant governmental authority delivers such receipts) evidencing payment of any such Taxes so withheld. If the Company fails to pay any such Taxes when due or fails to remit to the Agent for the account of the applicable Lender the required receipts evidencing payment of any such Taxes so withheld or deducted, the Company shall indemnify the affected Lender for any incremental Taxes and interest or penalties that may become payable by such Lender as a result of any such failure. In the event any Lender receives a refund of any Taxes for which it has received payment from the Company under this Section

      3.3.1, such Lender shall promptly pay the amount of such refund to the Company, together with any interest thereon actually earned by such Lender.

            3.3.2. Capital Adequacy. If any Lender shall determine that compliance by such Lender with any Legal Requirement regarding capital adequacy of banks, bank holding companies or finance companies has or would have the effect of reducing the rate of return on the capital of such Lender and its Affiliates as a consequence of such Lender's commitment to make the extensions of credit contemplated hereby, or such Lender's maintenance of the extensions of credit contemplated hereby, to a level below that which such Lender could have achieved but for such compliance (taking into consideration the policies of such Lender and its Affiliates with respect to capital adequacy immediately before such compliance and assuming that the capital of such Lender and its Affiliates was fully utilized prior to such compliance) by an amount deemed by such Lender to be material, then such Lender may claim compensation from the Company under Section 3.3.4.

            3.3.3. Regulatory Changes. If any Lender shall determine that (a) any change in any Legal Requirement (including any new Legal Requirement) after the date hereof shall directly or indirectly (i) reduce the amount of any sum received or receivable by such Lender with respect to the Loan or the return to be earned by such Lender on the Loan, (ii) impose a cost on such Lender or any Affiliate of such Lender that is attributable to the making or maintaining of, or such Lender's commitment to make, its portion of the Loan, or (iii) require such Lender or any Affiliate of such Lender to make any payment on, or calculated by reference to, the gross amount of any amount received by such Lender under any Credit Document (other than Taxes or income or franchise taxes), and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the Applicable Rate, then such Lender may claim compensation from the Company under Section 3.3.4.

            3.3.4. Compensation Claims. Within 15 days after the receipt by the Company of a certificate from any Lender setting forth why it is claiming compensation under this Section 3.3 and computations (in reasonable detail) of the amount thereof, the Company shall pay to such Lender such additional amounts as such Lender sets forth in such certificate as sufficient fully to compensate it on account of the foregoing provisions of this Section 3.3, together with interest on such amount from the 15th day after receipt of such certificate until payment in full thereof at the Overdue Reimbursement Rate. The determination by such Lender of the amount to be paid to it and the basis for computation thereof hereunder shall, in the absence of manifest error, be conclusive. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

            3.3.5. Mitigation. Each Lender shall take such commercially reasonable steps as it may determine are not disadvantageous to it, including changing lending offices to the extent feasible, in order to reduce amounts otherwise payable by the Company to such Lender pursuant to Sections 3.3. In addition, the Company shall not be responsible for costs under Section 3.3 arising more than 90 days prior to receipt by the Company of the certificate from the affected Lender pursuant to such Section 3.3.

      3.4. Computations of Interest and Fees. For purposes of this Agreement, interest (and any other amount expressed as interest) shall be computed on the basis of a 360-day year for actual days elapsed. If any payment required by this Agreement becomes due on any day that is not a Business Day, such payment shall be made on the next succeeding Business Day. If the due date for any payment of principal is extended as a result of the immediately preceding sentence, interest shall be payable for the time during which payment is extended at the Applicable Rate.

      3.5. Commitment Fees. The Company shall pay TFC the commitment fees contemplated by Section 5.1.2. On the date when the aggregate Commitments increase for any Tranche, the Company shall pay to the Agent a commitment fee equal to the amount separately agreed by the Agent and the Company as indicated on Exhibit 1 for such Tranche.

4.    Payment.

      4.1. Payment at Maturity. On the Final Maturity Date or any accelerated maturity of the Loan, the Company will pay to the Agent for the account of the Lenders an amount equal to the Loan then due, together with all accrued and unpaid interest and fees with respect thereto and all other Credit Obligations then outstanding.

      4.2.  Required Prepayments.

            4.2.1. Contingent Required Prepayments. If a particular Tranche of the Revolving Loan at any time exceeds the applicable Maximum Amount of Tranche Credit, the Company shall within one Business Day repay the amount of such excess to the Agent for the account of the Lenders having an interest therein. If a particular Tranche of the Revolving Loan at any time exceeds the Borrowing Base for such Tranche, the Company shall within 15 Business Days either (a) repay the amount of such excess to the Agent for the account of the Lenders having an interest therein or (b) increase the Borrowing Base for such Tranche to eliminate such excess.

            4.2.2. Prepayment. Receipts from Pledged Securities forwarded to the Agent by the Trustees under the Designated Trust Agreements pursuant to Trustee Payment Directions in excess of interest required to be paid under
      Section 3.1 shall be applied to the prepayment of the related Tranche of the Loan and then to any other Credit Obligations then outstanding.

      4.3.  Voluntary Prepayments. In addition to the prepayments required by
Section 4.2, the Company may from time to time prepay all or any portion of the Loan (in a minimum amount of $500,000 and an integral multiple of $100,000, or such lesser amount as is then outstanding), without premium or penalty of any type except as provided in Section 3.2 with respect to any Term Loan prepayment fee. The Company shall give the Agent at least three Business Days prior notice of its intention to prepay, specifying the date of payment, the total amount and Tranche of the Loan to be paid on such date and the amount of interest to be paid with such prepayments.

      4.4.  Reborrowing; Application of Payments, etc.

            4.4.1. Reborrowing. The amounts of each Tranche of the Revolving Loan prepaid pursuant to Sections 4.2 and 4.3 may be reborrowed from time to time prior to the Tranche Conversion Date in accordance with Section 2.1, subject to the limits set forth therein. No portion of the Term Loan prepaid hereunder may be reborrowed.

            4.4.2. Order of Application. Prepayments of the Term Loan made pursuant to Section 4.3 shall be applied first to the principal amount of the Term Note which is due on the Final Maturity Date and then to any payments required to be made on the Term Loan pursuant to Section 4.2.2 so that no partial prepayment of the Term Loan shall affect the obligation of the Company to make the prepayments required by Section 4.2.2.

            4.4.3. Payment with Accrued Interest, etc. Upon all prepayments of the Term Loan, the Company shall pay to the Agent the principal amount to be prepaid, together with unpaid interest in respect thereof accrued to the date of prepayment and any prepayment fee under Section 3.2. Notice of prepayment having been given in accordance with Section 4.3, and whether or not notice is given of prepayments pursuant to Section 4.2, the amount specified to be prepaid shall become due and payable on the date specified for prepayment.

            4.4.4. Payments for Lenders. All payments of principal hereunder shall be made to the Agent for the account of the Lenders in accordance with the Lenders' respective Percentage Interests in the respective Tranches.

5.    Conditions to Extending Credit.

      5.1. Conditions on Initial Tranche Closing Dates. The obligations of the Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Initial Closing Date and the first Closing Date under a new Tranche, of the conditions set forth in this Section 5.1 as well as the further conditions in Section 5.2. If the conditions set forth in this Section 5.1 are not met on or prior to the Initial Closing Date, the Lenders shall have no obligation to make any extensions of credit hereunder.

            5.1.1. Notes. The Company shall have duly executed and delivered to the Agent a Note for each Lender having an interest in such Tranche.

            5.1.2. Payment of Fees. The Company shall have paid to the Agent the commitment fees separately agreed for such Tranche as set forth on Exhibit 1.

            5.1.3. Legal Opinions. On such Closing Date, the Lenders shall have received from the following counsel their respective opinions with respect to the transactions contemplated by the Credit Documents, which opinions shall be in customary form and in compliance with applicable law:

            (a) Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., special counsel for the Company.

            (b)   Ropes & Gray, special counsel for the Agent.

      The Company authorizes and directs its counsel to furnish the foregoing opinion.

            5.1.4. Security Agreement. On the Initial Closing Date, the Company shall have duly authorized, executed and delivered to the Agent a Security Agreement in substantially the form of Exhibit 5.1.4 (the "Security Agreement"), which Security Agreement shall be modified to include the new Pledged Securities Series for each Tranche.

            5.1.5. Perfection of Security. The Company shall have duly delivered to the Agent (or as the Agent may otherwise direct) certificates evidencing the Pledged Securities and shall have duly authorized, executed, acknowledged, delivered, filed, registered and recorded such security agreements, notices, notices to, and acknowledgments from, the Trustees, including Trustee Payment Directions, financing statements and other instruments as the Agent may have requested in order to perfect the Liens purported or required pursuant to the Credit Documents to be created in the Credit Security and shall have paid all filing or recording fees or taxes required to be paid in connection therewith, including any recording, mortgage, documentary, transfer or intangible taxes.

            5.1.6. Proper Proceedings. This Agreement, each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary corporate or other proceedings. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect.

            5.1.7. General. All legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agent and the Agent shall have received, at least 10 days prior to such Closing Date, copies of all documents, including certified copies of the Charter and By-Laws of the Company, records of corporate proceedings, certificates of good standing, certified copies of the Securitization Agreements listed in Exhibit 1, Trustee Payment Directions, certificates as to signatures and incumbency of officers and opinions of counsel, which the Agent may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

        5.2. Conditions to Each Extension of Credit. The obligations of the Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Closing Date for such extension of credit, of the following conditions:

            5.2.1. Officer's Certificate. The representations and warranties contained in Section 7 shall be true and correct on and as of such Closing Date with the same force and effect as though made on and as of such date (except as to any representation or warranty which refers to a specific earlier date or which has been waived, modified or consented to by the Required Lenders); no Default shall exist on such Closing Date prior to or immediately after giving effect to the requested extension of credit; no Material Adverse Change shall have occurred since August 31, 1996; and the Company shall have furnished to the Agent in connection with the requested extension of credit a certificate to these effects, in substantially the form of Exhibit 5.2.1, signed by a Financial Officer.

            5.2.2. Legality, etc. The making of the requested extension of credit shall not (a) subject the Lenders to any penalty or special tax (other than a Tax for which the Company is required to reimburse the Lenders under Section 3.3), (b) be prohibited by any Legal Requirement or
      (c) violate any credit restraint regulation of the executive branch of the government of the United States of America, the Board of Governors of the Federal Reserve System or any other governmental or administrative agency so long as any Lender reasonably believes that compliance therewith is in the best interests of such Lender.

6. General Covenants. The Company covenants that, until all of the Credit Obligations shall have been paid in full and until the Lenders' commitments to extend credit under this Agreement and any other Credit Document shall have been irrevocably terminated, the Company and its Included Subsidiaries will comply with the following provisions:

      6.1.  Taxes and Other Charges; Accounts Payable.

            6.1.1. Taxes and Other Charges. Each of the Company and its Included Subsidiaries shall duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided, further, that each of the Company and its Included Subsidiaries shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

            6.1.2. Accounts Payable. Each of the Company and its Included Subsidiaries shall promptly pay when due, or in conformity with customary trade terms, all accounts payable incident to the operations of such Person not referred to in Section 6.1.1; provided, however, that any such Indebtedness need not be paid if the validity or amount thereof shall at the time be contested in good faith and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

      6.2.  Conduct of Business, etc.

            6.2.1. Types of Business. The Company and its Included Subsidiaries shall engage only in the business of (a) originating, servicing, pooling and selling home improvement, home equity and debt consolidation loans and
      (b) other activities related thereto.

            6.2.2. Statutory Compliance. Each of the Company and its Included Subsidiaries shall comply in all material respects with all valid and applicable statutes, laws, ordinances, zoning and building codes and other rules and regulations of the United States of America, of the states and territories thereof and their counties, municipalities and other subdivisions and of any foreign country or other jurisdictions applicable to such Person, except where failure so to comply has not resulted, or does not create a material risk of resulting, in the aggregate in any Material Adverse Change.

            6.2.3. Compliance with Material Agreements. Each of the Company and its Included Subsidiaries shall comply in all material respects with their obligations under the Material Agreements (to the extent not in violation of the other provisions of this Agreement or any other Credit Document). Without the prior written consent of the

      Required Lenders, no Material Agreement shall be amended, modified, waived or terminated in any manner that would have in any material respect an adverse effect on the interests of the Lenders.

            6.2.4. Transactions with Affiliates. Any transactions between the Company or any of its Included Subsidiaries and an Affiliate of such party shall be conducted on an arm's-length basis or on terms at least as favorable to the Company and its Included Subsidiaries as could be obtained from a Person that is not an Affiliate.

      6.3. Insurance. Each of the Company and its Included Subsidiaries shall maintain with financially sound and reputable insurers insurance against liability for hazards, risks and liability to persons and property, to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities; provided, however, that it may effect workers' compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction.

      6.4. Financial Statements and Reports. Each of the Company and its Included Subsidiaries shall maintain a system of accounting in which correct entries shall be made of all transactions in relation to their business and affairs in accordance with generally accepted accounting practice. The fiscal year of the Company and its Included Subsidiaries shall end on August 31, 1997 and December 31 in each year ending after such date and the fiscal quarters of the Company and its Included Subsidiaries shall end on the last day of March, June, September and December in each year, commencing in 1998.

            6.4.1. Annual Reports. The Company shall furnish to the Lenders as soon as available, and in any event within 120 days after the end of each fiscal year, the Consolidated statements of financial condition of the Company and its Subsidiaries as at the end of such fiscal year, the Consolidated statements of income, of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for such fiscal year (all in reasonable detail) together with comparative figures for the immediately preceding fiscal year, all accompanied by:

            (a) Reports of Deloitte & Touche LLP (or, if they cease to be auditors of the Company and its Subsidiaries, other independent certified public accountants of recognized national standing reasonably satisfactory to the Agent), containing no material qualification, to the effect that they have audited the foregoing financial statements in accordance with generally accepted auditing standards and that such financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP.

            (b) The statement of such accountants that they have caused this Agreement to be reviewed and that in the course of their audit of the Company and its Included Subsidiaries no facts have come to their attention that cause them to believe that any Default exists and in particular that they have no knowledge of any Default under Sections 6.5 through 6.7 or, if such is not the case, specifying such Default and the nature thereof. This statement is to be furnished by such accountants with the understanding that the examination of such accountants cannot be relied upon to give such accountants knowledge of any such Default except as it relates to accounting or auditing matters within the scope of their audit.

            (c) The internally prepared Consolidated statements of financial condition of the Company and its Included Subsidiaries as of the end of such fiscal year, the Consolidated statements of income, of changes in shareholders' equity and of cash flows of the Company and its Included Subsidiaries for such fiscal year (all in reasonable detail) together with comparative figures for the immediately preceding fiscal year, accompanied by a certificate of the Company signed by a Financial Officer to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Company and its Included Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby.

            (d) A certificate of the Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof, and what action the Company has taken, is taking or proposes to take with respect thereto.

            (e) Computations by the Company demonstrating, as of the end of such fiscal year, compliance with the Computation Covenants, certified by a Financial Officer.

            (f) Supplements to Exhibit 7.1 and exhibit 2.3 to the Security Agreement showing any changes in the information set forth in such exhibits not previously furnished to the Lenders in writing, as well as any changes in the Charter, Bylaws or incumbency of Financial Officers of the Obligors from those previously certified to the Agent.

            (g) In the event of a change in GAAP since the most recent audited annual financial statements, a statement as to the effect of such changes on the Company and its Included Subsidiaries.

            6.4.2. Quarterly Reports. The Company shall furnish to the Lenders as soon as available and, in any event, within 60 days after the end of each of the first three fiscal quarters of the Company in each year and for the four-month period ending

      December 31, 1997, the internally prepared Consolidated statements of financial condition of the Company and its Subsidiaries (with appropriate adjustments to exclude Excluded Subsidiaries) as of the end of such fiscal quarter, the Consolidated statements of income, of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries (with appropriate adjustments to exclude Excluded Subsidiaries) for such fiscal quarter and for the portion of the fiscal year then ended (all in reasonable detail) and comparative figures for the same period in the preceding fiscal year, all accompanied by:

            (a) A certificate of the Company signed by a Financial Officer to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Company and its Included Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes.

            (b) A certificate of the Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

            (c) Computations by the Company, as of the end of such quarter demonstrating compliance with the Computation Covenants, signed by a Financial Officer.

            (d) Supplements to Exhibit 7.1 and exhibit 3.3 to the Security Agreement showing any changes in the information set forth in such exhibits not previously furnished to the Lenders in writing, as well as any changes in the Charter, Bylaws or incumbency of Financial Officers of the Obligors from those previously certified to the Agent.

            6.4.3. Monthly Borrowing Base. The Company shall furnish to the Lenders as soon as available and, in any event, within 15 days after the end of each month, a certificate of a Financial Officer supplying computations of the Borrowing Base at the beginning of such month and certifying that such computations were based on the monthly reports prepared in accordance with GAAP; provided, however, that such computations shall be consistent with those reflected in the Borrowing Base computations dated as of August 31, 1997 previously furnished by the Company to the Agent.

            6.4.4. Other Reports. The Company shall promptly furnish to the
      Lenders:

            (a) All budgets, projections, statements of operations and other reports furnished generally to the shareholders of the Company.

            (b) Such registration statements, proxy statements and reports, including Forms S-1, S-2, S-3, S-4, 10-K, 10-Q and 8-K, as may be filed by the Company or any of its Included Subsidiaries with the Securities and Exchange Commission.

            (c) Any 90-day letter or 30-day letter from the federal Internal Revenue Service (or the equivalent notice received from state or other taxing authorities) asserting tax deficiencies against the Company or any of its Included Subsidiaries.

            (d) Copies of any notice by a Trustee that it intends to offset shortfalls in servicing revenues or other items under the Securitization Agreements against Pledged Securities.

            6.4.5. Notice of Litigation, Defaults, etc. The Company shall promptly furnish to the Lenders notice of any litigation or any administrative or arbitration proceeding (a) which creates a material risk of resulting, after giving effect to any applicable insurance, in the payment by the Company and its Included Subsidiaries of more than $500,000 or (b) which results, or creates a material risk of resulting, in a Material Adverse Change. Promptly upon acquiring knowledge thereof, the Company shall notify the Lenders of the existence of any Default or Material Adverse Change, specifying the nature thereof and what action the Company or any Included Subsidiary has taken, is taking or proposes to take with respect thereto.

            6.4.6. Other Information. From time to time at reasonable intervals upon request of any authorized officer of any Lender, each of the Company and its Included Subsidiaries shall furnish to the Lenders such other information regarding the business, assets, financial condition, income or prospects of the Company and its Included Subsidiaries as such officer may reasonably request, including copies of all tax returns filed by the Company, licenses, agreements, leases and instruments to which any of the Company or its Included Subsidiaries is party. The Lenders' authorized officers and representatives shall have the right during normal business hours upon reasonable notice and at reasonable intervals to examine the books and records of the Company and its Included Subsidiaries, to make copies and notes therefrom for the purpose of ascertaining compliance with or obtaining enforcement of this Agreement or any other Credit Document. The Company shall use its best efforts to, or cause the Trustee or servicing agent to, enable the Agent's authorized officers and representatives, during normal business hours upon reasonable notice and at reasonable intervals, to examine documents, bank statements and other records and to make copies and notes therefrom for the purpose of ascertaining the financial condition of the Company and its Included Subsidiaries and the condition of the Credit Security; provided, however, that any such examination shall be at the Company's expense, including all travel expenses, but excluding salaries for the officers and representatives conducting such examination.

            6.4.7. Preparation of Reports. All documents, agreements, reports, insurance, references, financial information or other submissions (collectively "Submissions") required under this Agreement and the transactions contemplated hereby shall be in form and substance reasonably satisfactory to the Agent and performed at the Company's expense. The Agent shall have the prior right of approval of any person, firm or entity responsible for preparing each Submission ("Preparer") and may reject any Submission in its sole discretion if the Agent reasonably believes that the experience, skill, reputation or other aspect of the Preparer is unsatisfactory in any respect. All reports required pursuant to this Agreement shall be addressed to the Agent and include the following language:

      "THE UNDERSIGNED ACKNOWLEDGES THAT TEXTRON FINANCIAL CORPORATION, AS AGENT FOR A GROUP OF LENDERS, IS RELYING ON THE WITHIN INFORMATION IN CONNECTION WITH ITS ADVANCE TO MEGO MORTGAGE CORPORATION SECURED BY CERTAIN COLLATERAL."

      6.5.  Certain Financial Tests.

            6.5.1. Consolidated Adjusted Tangible Net Worth. Consolidated Tangible Net Worth shall at all times exceed $65,000,000 plus the sum of 50% of (a) the Company's Consolidated net income (if positive) for each fiscal quarter (or similar reporting period) ending after November 30, 1996 plus (b) 100% of the net proceeds obtained by the Company or its Included Subsidiaries through the issuance or sale of stock or additional Subordinated Notes (after deduction of all costs of such issuance or acquisition and any portion of such proceeds used to repay previously issued Subordinated Notes).

            6.5.2. Consolidated Adjusted Leverage Ratio. On the last day of each fiscal quarter (or similar reporting period), the ratio of (a) total liabilities of the Company and its Included Subsidiaries determined in accordance with GAAP on a Consolidated basis less the Subordinated Indebtedness to (b) Consolidated Adjusted Tangible Net Worth shall not exceed 3.0 to 1.0.

      6.6. Liens. Neither the Company nor any of its Included Subsidiaries shall create, incur or enter into, or suffer to be created or incurred or to exist, any Lien upon any Credit Security (or become contractually committed to do so), except the following:

            6.6.1. Liens that secure the Credit Obligations or that were created under the agreements governing the securitization of the loans underlying the Credit Security.

            6.6.2. Liens to secure taxes, assessments and other governmental charges, to the extent that payment thereof shall not at the time be required by Section 6.1.

            6.6.3. Restrictions under federal and state securities laws on the transfer of securities.

      6.7. Asset Dispositions and Mergers. Neither the Company nor any of its Included Subsidiaries shall merge or enter into a consolidation or sell, lease, sell and lease back, sublease or otherwise dispose of any of the Credit Security (or become contractually committed to do so), except the following:

            6.7.1. Any Wholly Owned Subsidiary of the Company may merge or be liquidated into the Company or any other Wholly Owned Subsidiary of the Company so long as after giving effect to any such merger to which the Company is a party the Company shall be the surviving or resulting Person.

            6.7.2. The Company may sell or otherwise dispose of Pledged Securities so long as the proceeds thereof are applied to repay in full the related Tranche of the Loan and any accrued and unpaid interest thereon and any other fees or Credit Obligations with respect to such Tranche.

7. Representations and Warranties. In order to induce the Lenders to extend credit to the Company hereunder, the Company represents and warrants as follows:

      7.1.  Organization and Business.

            7.1.1. The Company. The Company is a duly organized and validly existing corporation, in good standing under the laws of Delaware, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party, (b) grant the Agent for the benefit of the Lenders the security interests in the Credit Security owned by it to secure the Credit Obligations and (c) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of the Company have been previously delivered to the Agent and are correct and complete. Exhibit 7.1, as from time to time hereafter supplemented in accordance with Section 6.4.1(f) and Section 6.4.2(d), sets forth, as of the later of the date hereof or the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with Section 6.4.1 or Section 6.4.2 (i) the jurisdiction of incorporation of the Company, (ii) the address of the Company's principal executive office and chief place of business, (iii) each name, including any trade name, under which the Company conducts its business and (iv) the jurisdictions in which the Company keeps tangible personal property.

            7.1.2. Subsidiaries. Each Included Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party, (b) grant the Agent for the benefit of the Lenders the security interest in the Credit Security owned by such Included Subsidiary to secure the Credit Obligations and (c) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of each Included Subsidiary of the Company have been previously delivered to the Agent and are correct and complete. Exhibit 7.1, as from time to time hereafter supplemented in accordance with
      Section 6.4.1(e), sets forth, as of the later of the date hereof or the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with such Sections, (i) the name and jurisdiction of organization of each Included Subsidiary of the Company, (ii) the address of the chief executive office and principal place of business of each such Included Subsidiary, (iii) each name under which each such Included Subsidiary conducts its business, (iv) each jurisdiction in which each such Included Subsidiary keeps tangible personal property, and (v) the number of authorized and issued shares and ownership of each such Included Subsidiary.

            7.1.3. Qualification. Each of the Company and its Included Subsidiaries is duly and legally qualified to do business as a foreign corporation or other entity and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted, except for failures to be so qualified, authorized or licensed which would not in the aggregate result, or create a material risk of resulting, in any Material Adverse Change.

      7.2. Financial Statements and Other Information; Material Agreements; Credit References.

            7.2.1. Financial Statements and Other Information. The Company has previously furnished to the Lenders copies of the following:

            (a) The audited statements of financial condition of the Company as at August 31 in each of 1996, 1995 and 1994 (as restated) and the audited statements of income and the audited Consolidated statements of changes in shareholders' equity and of cash flows of the Company for the fiscal years of the Company then ended.

            (b) The unaudited statement of financial condition of the Company as at May 31, 1997 and the unaudited statements of income, of changes in shareholders' equity and of cash flows of the Company for the portion of the fiscal year then ended.

            (c) Calculations demonstrating pro forma compliance with the Computation Covenants as of the end of the most recent quarter preceding the date hereof.

            (d) The annual statement as to compliance, annual independent accountants report, servicer review report and any other report or statement prepared pursuant to the Securitization Agreements listed on
      Exhibit 1 as of the date hereof.

            The audited financial statements (including the notes thereto) referred to in clause (a) above were prepared in accordance with GAAP and fairly present in all material respects the financial position of the Company at the respective dates thereof and the results of its operations for the periods covered thereby. The unaudited financial statements referred to in clause (b) above were prepared in accordance with GAAP and fairly present in all material respects the financial position of the Company at the date thereof and the results of its operations for the periods covered thereby, subject to normal year-end audit adjustment and the addition of footnotes in the case of interim financial statements. The Company does not have any known contingent liability material to the Company which is not reflected in the statements of financial condition referred to in clauses (a) or (b) above (or delivered pursuant to Sections
      6.4.1 or 6.4.2) or in the notes thereto.

            7.2.2. Material Agreements. The Company has previously furnished to the Lenders correct and complete copies, including all exhibits, schedules and amendments thereto, of the Securitization Agreements listed in Exhibit 1 and the other agreements, each as in effect on the date hereof, listed in Exhibit 7.2.2 (the "Material Agreements").

            7.2.3. Credit References. The Company has previously caused such creditors as requested by the Agent to furnish the Agent with independent credit references on the Company or principals of the Company, each in form and substance satisfactory to the Agent.

      7.3. Changes in Condition. Since August 31, 1996, no Material Adverse Change has occurred.

      7.4. Title to Assets. The Company and its Included Subsidiaries have good and marketable title to all assets (including lessee's interests reflected as owned assets) necessary for or used in the operations of their business as now conducted by them and reflected in the most recent statement of financial condition referred to in Section 7.2.1 (or the statement of financial condition most recently furnished to the Lenders pursuant to Sections 6.4.1 or 6.4.2), and to all assets acquired subsequent to the date of such statement of financial condition, except for assets disposed of in the ordinary course of business.

      7.5. Operations in Conformity With Law, etc. The operations of the Company and its Included Subsidiaries as now conducted or proposed to be conducted are not in violation of, nor is the Company or its Included Subsidiaries in default under, any Legal Requirement presently in effect, except for such violations and defaults as do not and will not, in the aggregate, result, or create a material risk of resulting, in any Material Adverse Change. The Company has received no notice of any such violation or default and has no knowledge of any basis on which the operations of the Company or its Included Subsidiaries, as now conducted and as currently proposed to be conducted after the date hereof, would be held so as to violate or to give rise to any such violation or default.

      7.6. Litigation. No bankruptcy, foreclosure action or other material litigation, at law or in equity, is pending or, to the knowledge of the Company, threatened against the Company, any of its Included Subsidiaries or any Trustee under any Designated Trust Agreement. No litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative agency or any arbitrator is pending or, to the knowledge of the Company, threatened which seeks to enjoin the consummation, or which questions the validity, of any of the transactions contemplated by this Agreement or any other Credit Document. No judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds the Company, or any Trustee under a Designated Trust Agreement which has resulted, or creates a material risk of resulting, in any Material Adverse Change. For purposes of this Section 7.6, material litigation shall not include a matter in which (a) the Company, any of its Included Subsidiaries or any Trustee under a Designated Trust Agreement is the plaintiff and no counterclaim is pending or (b) the Agent determines in its sole discretion is immaterial due to settlement, applicable insurance coverage, frivolity or the amount of the claim.

      7.7. Authorization and Enforceability. The Company has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party. No consent of stockholders of the Company is necessary in order to authorize the execution, delivery or performance of any Credit Document to which the Company is party. Each of this Agreement and each other Credit Document constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

      7.8. No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement or any other Credit Document, nor the making of any borrowings hereunder by the Company, nor the guaranteeing of the Credit Obligations by any Included Subsidiary, nor the securing of the Credit Obligations with the Credit Security, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease contemplated by this Agreement or any other Credit Document, has constituted or resulted in or will constitute or result in:

            (a) any breach or termination of the provisions of any agreement, instrument, deed or lease to which the Company, any of its Included Subsidiaries or any other Obligor is a party or by which it is bound, or of the Charter or By-laws of the Company, any of its Included Subsidiaries or any other Obligor;

            (b) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Company, any of its Included Subsidiaries or any other Obligor;

            (c) the creation under any agreement, instrument, deed or lease of any Lien (other than Liens on the Credit Security which secure the Credit Obligations) upon any of the assets of the Company, any of its Included Subsidiaries or any other Obligor; or

            (d) any redemption, retirement or other repurchase obligation of the Company, any of its Included Subsidiaries or any other Obligor under any Charter, Bylaw, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company, any of its Included Subsidiaries or any other Obligor in connection with the execution, delivery and performance of this Agreement, the Notes or any other Credit Document, the transactions contemplated hereby or thereby, the making of any borrowing hereunder, the guaranteeing of the Credit Obligations or the securing of the Credit Obligations with the Credit Security (other than filings necessary to perfect the Agent's security interest in the Credit Security).

      7.9. Defaults. Neither the Company nor any of its Included Subsidiaries is in default under any provision of its Charter or By-laws or of this Agreement or any other Credit Document. Except as set forth in Exhibit 7.9, neither the Company nor any of its Included Subsidiaries is in default under any provision of any agreement, instrument, deed or lease to which it is party or by which it or its property is bound in each case so as to result, or create a material risk of resulting, in any Material Adverse Change. Neither the Company nor any of its Included Subsidiaries has violated any law, judgment, decree or governmental order, rule or regulation, in each case so as to result, or create a material risk of resulting, in any Material Adverse Change.

      7.10. Tax Returns. Each of the Company and its Included Subsidiaries has filed all material tax and information returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or to any assessment received by it, other than taxes and assessments being contested by the Company and its Included Subsidiaries in good faith by appropriate proceedings and for which adequate reserves have been taken in accordance with GAAP. Neither the Company nor any of its Included Subsidiaries knows of any material additional assessments or any basis therefor. The Company reasonably believes that the charges, accruals and reserves on the books of the Company and its Included Subsidiaries in respect of taxes or other governmental charges are adequate.

      7.11. Certain Business Representations.

            7.11.1. Antitrust. Each of the Company and its Included Subsidiaries is in compliance in all material respects with all federal and state antitrust laws relating to its business and the geographic concentration of its business.

            7.11.2. Consumer Protection. Neither the Company nor any of its Included Subsidiaries is in violation of any rule, regulation, order, or interpretation of any rule, regulation or order of the Federal Trade Commission (including truth-in-lending), with which the failure to comply, in the aggregate, has resulted, or creates a material risk of resulting, in a Material Adverse Change.

      7.12. Pension Plans. Each Plan is in material compliance with the applicable provisions of ERISA and the Code. No Plan constitutes a "defined benefit plan" (as defined in ERISA).

      7.13. Government Regulation; Margin Stock.

            7.13.1. Government Regulation. Neither the Company nor any of its Included Subsidiaries, nor any Person controlling the Company or any of its Included Subsidiaries or under common control with the Company or any of its Included Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act, the Interstate Commerce Act or any statute or regulation which regulates the incurring by the Company or any of its Included Subsidiaries of Indebtedness as contemplated by this Agreement and the other Credit Documents.

            7.13.2. Margin Stock. Neither the Company nor any of its Included Subsidiaries owns any Margin Stock.

      7.14. Disclosure. Neither this Agreement nor any other Credit Document to be furnished to the Lenders by or on behalf of the Company or any of its Included Subsidiaries in connection with the transactions contemplated hereby or by such Credit Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

8.    Defaults.

      8.1. Events of Default. The following events are referred to as "Events of Default":

            8.1.1. Payment. The Company shall fail to make any payment in respect of: (a) interest or any fee on or in respect of any of the Credit Obligations owed by it as the same shall become due and payable, and such failure shall continue for a period of three Business Days, or (b) principal of any of the Credit Obligations owed by it as the same shall become due, whether at maturity or by acceleration or otherwise.

            8.1.2. Specified Covenants. The Company or any of its Included Subsidiaries shall fail to perform or observe any of the provisions of
      Section 6.4.5 or Sections 6.5 through 6.7.

            8.1.3. Other Covenants. The Company, any of its Included Subsidiaries or any other Obligor shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by it under this Agreement or any other Credit Document, and such failure shall not be rectified or cured to the written satisfaction of the Required Lenders within 30 days after the earlier of (a) notice thereof by the Agent to the Company or (b) a Financial Officer shall have actual knowledge thereof.

            8.1.4. Representations and Warranties. Any representation or warranty of or with respect to the Company, any of its Included Subsidiaries or any other Obligor made to the Lenders or the Agent in, pursuant to or in connection with this Agreement or any other Credit Document shall be false in any material respect on the date as of which it was made.

            8.1.5. Cross Default, etc.

            (a) The Company or any of its Included Subsidiaries shall fail to make any payment when due (after giving effect to any applicable grace periods) in respect of any Indebtedness (other than the Credit Obligations) owing to any Lender or such Lender's Affiliates outstanding in an aggregate amount of principal (whether or not due) and accrued interest exceeding $500,000;

            (b) the Company or any of its Included Subsidiaries shall fail to perform or observe the terms of any agreement or instrument relating to such Indebtedness, and such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement or instrument, and such failure shall permit the acceleration of such Indebtedness;

            (c) all or any part of such Indebtedness of the Company or any of its Included Subsidiaries shall be accelerated or shall become due or payable prior to its stated maturity (except with respect to voluntary prepayments thereof) for any reason whatsoever;

            (d) any Lien on any property of the Company or any of its Included Subsidiaries securing any such Indebtedness shall be enforced by the obligee under such Indebtedness by foreclosure or similar action; or

            (e) any holder of any such Indebtedness shall exercise any right of rescission with respect to the issuance thereof or put or repurchase rights against any Obligor with respect to such Indebtedness (other than any such rights that may be satisfied with "payment in kind" notes or other similar securities).

            8.1.6. Ownership; Liquidation; etc.

            (a) any Person, together with "affiliates" and "associates" of such Person within the meaning of Rule 12b-2 of the Exchange Act, or any "group" including such Person under sections 13(d) and 14(d) of the Exchange Act, shall acquire after the date hereof beneficial ownership within the meaning of Rule 13d-3 of the Exchange Act of 50% or more of either the voting stock or total equity capital of the Company; or

            (b) the Company shall initiate any action to dissolve, liquidate or otherwise terminate its existence.

            8.1.7. Enforceability, etc. Any Credit Document shall cease for any reason (other than the scheduled termination thereof in accordance with its terms) to be enforceable in accordance with its terms or in full force and effect; or any Obligor party to any Credit Document shall so assert in a judicial or similar proceeding; or the security interests created by this Agreement or any other Credit Documents shall cease to be enforceable and of the same effect and priority purported to be created hereby.

            8.1.8. Judgments. A final judgment (a) which, with other outstanding final judgments against the Company and its Included Subsidiaries, exceeds an aggregate of $500,000 in excess of applicable insurance coverage shall be rendered against the Company or any of its Included Subsidiaries, or
      (b) which grants injunctive relief that results, or creates a material risk of resulting, in a Material Adverse Change and in either case if, (i) within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or (ii) within 30 days after the expiration of any such stay, such judgment shall not have been discharged.

            8.1.9. Bankruptcy, etc. The Company, any of its Included Subsidiaries or any other Obligor shall:

            (a) commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

            (b) (i) have filed against it a petition commencing an involuntary case under the Bankruptcy Code that shall not have been dismissed within 60 days after the date on which such petition is filed, or (ii) file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided, or (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

            (c) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

            (d) have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation or reorganization as a debtor or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

            (e) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

            8.1.10. Material Adverse Change. A Material Adverse Change shall occur that has not been waived by the Agent within five Business Days after the occurrence thereof.

            8.1.11. Change in Management. Any three of Jerome Cohen, Herbert Hirsch, Robert Nederlander, Don Mayerson, Jeffrey Moore and James Belter shall fail to possess the power to direct or cause the direction of the management and policies of the Company, through stock ownership or otherwise.

      8.2. Certain Actions Following an Event of Default. If any one or more Events of Default shall occur, then in each and every such case:

            8.2.1. Terminate Obligation to Extend Credit. The Agent on behalf of the Lenders may (and upon written request of the Required Lenders the Agent shall) terminate the obligations of the Lenders to make any further extensions of credit under the Credit Documents by furnishing notice of such termination to the Company.

            8.2.2. Specific Performance; Exercise of Rights. The Agent on behalf of the Lenders may (and upon written request of the Required Lenders the Agent shall) proceed to protect and enforce the Lenders' rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document or in any instrument or assignment delivered to the Lenders pursuant to this Agreement or any other Credit Document, or in aid of the exercise of any power granted in this Agreement or any other Credit Document or any such instrument or assignment.

            8.2.3. Acceleration. The Agent on behalf of the Lenders may (and upon written request of the Required Lenders the Agent shall) by notice in writing to the Company declare all or any part of the unpaid balance of the Credit Obligations then outstanding to be immediately due and payable; provided, however, that if a Bankruptcy Default shall have occurred, the unpaid balance of the Credit Obligations shall automatically become immediately due and payable.

            8.2.4. Enforcement of Payment; Credit Security; Setoff. The Agent on behalf of the Lenders may (and upon written request of the Required Lenders the Agent shall) proceed to enforce payment of the Credit Obligations in such manner as it may elect, and to realize upon any and all rights in the Credit Security. The Lenders may offset and apply toward the payment of the Credit Obligations (and/or toward the curing of any Event of Default) any Indebtedness from the Lenders to the respective Obligors, including any Indebtedness represented by deposits in any account maintained with the Lenders, but excluding trust accounts or other custodial accounts, regardless of the adequacy of any security for the Credit Obligations. The Lenders shall have no duty to determine the adequacy of any such security in connection with any such offset.

            8.2.5. Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived, all of the Lenders' rights hereunder and under each other Credit Document shall be cumulative.

      8.3. Annulment of Defaults. Once an Event of Default has occurred, such Event of Default shall be deemed to exist and be continuing for all purposes of the Credit Documents until the Required Lenders or the Agent (with the consent of the Required Lenders) shall have waived such Event of Default in writing, stated in writing that the same has been cured to such Lenders' reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures such Event of Default, at which time such Event of Default shall no longer be deemed to exist or to have continued. No such action by the Lenders or the Agent shall extend to or affect any subsequent Event of Default or impair any rights of the Lenders upon the occurrence thereof. The making of any extension of credit during the existence of any Default or Event of Default shall not constitute a waiver thereof.

      8.4. Waivers. To the extent that such waiver is not prohibited by the provisions of applicable law that cannot be waived, each of the Company and the other Obligors waives:

            (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;

            (b) any requirement of diligence or promptness on the part of any Lender in the enforcement of its rights under this Agreement, the Notes or any other Credit Document;

            (c) any and all notices of every kind and description (except to the extent required by this Agreement or any other Credit Document) which may be required to be given by any statute or rule of law; and

            (d) any defense (other than indefeasible payment in full or breach of this Agreement by the Lenders) which it may now or hereafter have with respect to its liability under this Agreement, the Notes or any other Credit Document or with respect to the Credit Obligations.

9.    Expenses; Indemnity.

      9.1. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company will pay:

            (a) all reasonable expenses of the Agent (including the out-of-pocket expenses related to forming the group of Lenders, travel, the out-of-pocket expenses related to conducting audits or inspections, and reasonable fees and disbursements of the counsel to the Agent but excluding any salaries of employees of the Agent or any Lender) in connection with the preparation and duplication of this Agreement and each other Credit Document, the transactions contemplated hereby and thereby and amendments, waivers, consents and other operations hereunder and thereunder;

            (b) all recording and filing fees, brokers fees, commissions, underwriting fees and insurance premiums and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Credit Document, any Credit Security or the incurrence of the Credit Obligations; and

            (c) all other reasonable expenses incurred by the Lenders or the holder of any Credit Obligation in connection with the enforcement of any rights hereunder or under any other Credit Document, including costs of collection and reasonable attorneys' fees (including a reasonable allowance for the hourly cost of attorneys employed by the Lenders on a salaried basis) and expenses.

      9.2. General Indemnity. The Company shall indemnify the Lenders and the Agent and hold them harmless from any liability, loss or damage resulting from the violation by the Company of Section 2.3.2. In addition, the Company shall indemnify each Lender, the Agent, each of the Lenders' or the Agent's directors, officers and employees, and each Person, if any, who controls any Lender or the Agent (each Lender, the Agent and each of such directors, officers, employees and control Persons is referred to as an "Indemnified Party") and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with (a) the Indemnified Party's compliance with or contest of any subpoena or other process issued against it in any proceeding involving the Company or any of its Included Subsidiaries or their Affiliates, (b) any litigation or investigation involving the Company, any of its Included Subsidiaries or their Affiliates, or any officer, director or employee thereof,
(c) the existence or exercise of any security rights with respect to the Credit Security in accordance with the Credit Documents, or (d) this Agreement, any other Credit Document or any transaction contemplated hereby or thereby; provided, however, that the foregoing indemnity shall not apply to litigation commenced by the Company against the Lenders or the Agent which seeks enforcement of any of the rights of the Company hereunder or under any other Credit Document and is determined adversely to the Lenders or the Agent in a final nonappealable judgment or to the extent such claims, damages, liabilities and expenses result from a Lender's or the Agent's gross negligence or willful misconduct.

10.   Operations; Agent.

      10.1. Interests in Credits. The Percentage Interest of each Lender in the respective Tranches of the Loan, and the related Commitments, shall be computed based on the maximum principal amount for each Lender as set forth in the Register, as from time to time in effect. The current Percentage Interests are set forth in Exhibit 10.1, which may be updated by the Agent from time to time to conform to the Register.

      10.2. Agent's Authority to Act, etc. Each of the Lenders appoints and authorizes TFC to act for the Lenders as the Lenders' Agent in connection with the transactions contemplated by this Agreement and the other Credit Documents (other than Interest Rate Protection Agreements) on the terms set forth herein. All action in connection with the enforcement of, or the exercise of any remedies (other than the Lenders' rights of set-off as provided in Section 8.2.4 or in any Credit Document) in respect of the Credit Obligations and Credit Documents shall be taken by the Agent.

      10.3. Company to Pay Agent, etc. The Company shall be fully protected in making all payments in respect of the Credit Obligations to the Agent, in relying upon consents, modifications and amendments executed by the Agent purportedly on the Lenders' behalf, and in dealing with the Agent as herein provided. The Agent may charge the accounts of the Company, on the dates when the amounts thereof become due and payable, with the amounts of the principal of and interest on the Loan and all other fees and amounts owing under any Credit Document.

      10.4. Lender Operations for Advances, etc.

            10.4.1. Advances. On each Closing Date, each Lender shall advance to the Agent in immediately available funds such Lender's Percentage Interest in the particular Tranche of the Loan advanced on such Closing Date prior to 12:00 noon (Providence time). If such funds are not received at such time, but all applicable conditions set forth in Section 5 have been satisfied, each Lender authorizes and requests the Agent to advance for the Lender's account, pursuant to the terms hereof, the Lender's respective Percentage Interest in such Tranche of the Loan and agrees to reimburse the Agent in immediately available funds for the amount thereof prior to 2:00 p.m. (Providence time) on the day any Tranche of the Loan is advanced hereunder; provided, however, that the Agent is not authorized to make any such advance for the account of any Lender who has previously notified the Agent in writing that such Lender will not be performing its obligations to make further advances hereunder; and provided, further, that the Agent shall be under no obligation to make any such advance.

            10.4.2. Agent to Allocate Payments, etc. All payments of principal and interest in respect of the extensions of credit made pursuant to this Agreement and other fees under this Agreement shall, as a matter of convenience, be made by the Company to the Agent in immediately available funds by noon (Providence time) on any Business Day. The share of each Lender shall be credited to such Lender by the Agent in immediately available funds by 2:00 p.m. (Providence time) on such Business Day in such manner that the principal amount of the Credit Obligations to be paid shall be paid proportionately in accordance with the Lenders' respective Percentage Interests in such Credit Obligations, except as otherwise provided in this Agreement. Under no circumstances shall any Lender be required to produce or present its Notes as evidence of its interests in the Credit Obligations in any action or proceeding relating to the Credit Obligations.

            10.4.3. Delinquent Lenders; Nonperforming Lenders. In the event that any Lender fails to reimburse the Agent pursuant to Sections 10.4.1 for the Percentage Interest in a particular Tranche of the Loan of such lender (a "Delinquent Lender") in any credit advanced by the Agent pursuant hereto, overdue amounts (the "Delinquent Payment") due from the Delinquent Lender to the Agent shall bear interest, payable by the Delinquent Lender on demand, at a per annum rate equal to (a) the Base Rate for the first three days overdue and (b) the sum of 2% plus the Base Rate for any longer period. Such interest shall be payable by the Delinquent Lender to the Agent for its own account for the period commencing on the date of the Delinquent Payment and ending on the date the Delinquent Lender reimburses the Agent on account of the Delinquent Payment (to the extent not paid by any Obligor as provided below) and the accrued interest thereon (the "Delinquency Period"), whether pursuant to the assignments referred to below or otherwise. During the Delinquency Period, in order to make reimbursements for the Delinquent Payment and accrued interest thereon, the Delinquent Lender shall be deemed to have assigned to the Agent all interest, commitment fees and other payments made by the Company under
      Section 3 that would have thereafter otherwise been payable under the Credit Documents to the Delinquent Lender. During any other period in which any Lender is not performing its obligations to extend credit under
      Section 2 (a "Nonperforming Lender"), the Nonperforming Lender shall be deemed to have assigned to each Lender that is not a Nonperforming Lender (a "Performing Lender") all principal and other payments made by the Company under Section 4 that would have thereafter otherwise been payable under the Credit Documents to the Nonperforming Lender. The Agent shall credit a portion of such payments to each Performing Lender in an amount equal to the Percentage Interest in such Tranche of such Performing Lender divided by one minus the Percentage Interest in such Tranche of the Nonperforming Lender until the respective portions of such Tranche of the Loan owed to all the Lenders are the same as the Percentage Interests in such Tranche of the Lenders immediately prior to the failure of the Nonperforming Lender to perform its obligations under Section 2. The foregoing provisions shall be in addition to any other remedies the Agent, the Performing Lenders or the Company may have under law or equity against the Delinquent Lender as a result of the Delinquent Payment or against the Nonperforming Lender as a result of its failure to perform its obligations under Section 2.

      10.5. Sharing of Payments, etc. Each Lender agrees that (a) if by exercising any right of set-off or counterclaim or otherwise, it shall receive payment of (i) a proportion of the aggregate amount due with respect to its Percentage Interest in a particular Tranche of the Loan which is greater than
(ii) the proportion received by any other Lender in respect of the aggregate amount due with respect to such other Lender's Percentage Interest in such Tranche of the Loan and (b) if such inequality shall continue for more than 10 days, the Lender receiving such proportionately greater payment shall purchase participations in the Percentage Interests in such Tranche of the Loan held by the other Lenders, and such other adjustments shall be made from time to time (including rescission of such purchases of participations in the event the unequal payment originally received is recovered from such Lender through bankruptcy proceedings or otherwise), as may be required so that all such payments of principal and interest with respect to the Loan held by the Lenders shall be shared by the Lenders pro rata in accordance with their respective Percentage Interests in such Tranche; provided, however, that this Section 10.5 shall not impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of any Obligor other than such Obligor's Indebtedness with respect to the Loan. Each Lender that grants a participation in the Credit Obligations to a Credit Participant shall require as a condition to the granting of such participation that such Credit Participant agree to share payments received in respect of the Credit Obligations as provided in this Section 10.5. The provisions of this Section 10.5 are for the sole and exclusive benefit of the Lenders and no failure of any Lender to comply with the terms hereof shall be available to any Obligor as a defense to the payment of the Credit Obligations.

      10.6. Agent's Resignation. The Agent may resign at any time by giving at least 60 days' prior written notice of its intention to do so to each of the Lenders and the Company and upon the appointment by the Required Lenders of a successor Agent satisfactory to the Company. If no successor Agent shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Agent's giving of such notice of resignation, then the retiring Agent may with the consent of the Company, which shall not be unreasonably withheld, appoint a successor Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $100,000,000; provided, however, that any successor Agent appointed under this sentence may be removed upon the written request of the Required Lenders, which request shall also appoint a successor Agent reasonably satisfactory to the Company. Upon the appointment of a new Agent hereunder, the term "Agent" shall for all purposes of this Agreement thereafter mean such successor. After any retiring Agent's resignation hereunder as Agent, or the removal hereunder of any successor Agent, the provisions of this Agreement shall continue to inure to the benefit of such retiring or removed Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

      10.7. Concerning the Agent.

            10.7.1. Action in Good Faith, etc. The Agent and its officers, directors, employees and agents shall be under no liability to any of the Lenders or to any future holder of any interest in the Credit Obligations for any action or failure to act taken or suffered in good faith, and any action or failure to act in accordance with an opinion of its counsel shall conclusively be deemed to be in good faith. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, on instructions given to the Agent by the Required Lenders.

            10.7.2. No Implied Duties, etc. The Agent shall have and may exercise such powers as are specifically delegated to the Agent under this Agreement or any other Credit Document together with all other powers incidental thereto. The Agent shall have no implied duties to any Person or any obligation to take any action under this Agreement or any other Credit Document except for action specifically provided for in this Agreement or any other Credit Document to be taken by the Agent.

            10.7.3. Validity, etc. The Agent shall not be responsible to any Lender or any future holder of any interest in the Credit Obligations (a) for the legality, validity, enforceability or effectiveness of this Agreement or any other Credit Document, (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement or any other Credit Document, (c) for the existence or value of any assets included in any security for the Credit Obligations, (d) for the effectiveness of any Lien purported to be included in the Credit Security, (e) for the specification or failure to specify any particular assets to be included in the Credit Security, or
      (f) unless the Agent shall have failed to comply with Section 10.7.1, for the perfection of the security interests in the Credit Security.

            10.7.4. Compliance. The Agent shall not be obligated to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Credit Document; and in connection with any extension of credit under this Agreement or any other Credit Document, the Agent shall be fully protected in relying on a certificate of the Company as to the fulfillment by the Company of any conditions to such extension of credit.

            10.7.5. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent under this Agreement or any other Credit Document by or through employees, agents and attorneys-in-fact and shall not be responsible to any of the Lenders, the Company or any other Obligor for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent acting in good faith. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder or under any other Credit Document.

            10.7.6. Reliance on Documents and Counsel. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telegram, telex or teletype message or writing reasonably believed in good faith by the Agent to be genuine and correct and to have been signed, sent or made by the Person in question, including any telephonic or oral statement made by such Person, and, with respect to legal matters, upon an opinion or the advice of counsel selected by the Agent.

            10.7.7. Agent's Reimbursement. Each of the Lenders severally agrees to reimburse the Agent, pro rata in accordance with such Lender's Percentage Interest, for any reasonable expenses not reimbursed by the Company (without limiting the obligation of the Company to make such reimbursement): (a) for which the Agent is entitled to reimbursement by the Company under this Agreement or any other Credit Document, and (b) after the occurrence of a Default, for any other reasonable expenses incurred by the Agent on the Lenders' behalf in connection with the enforcement of the Lenders' rights under this Agreement or any other Credit Document; provided, however, that the Agent shall not be reimbursed for any such expenses arising as a result of its gross negligence or willful misconduct.

      10.8. Rights as a Lender. With respect to any credit extended by it hereunder, TFC shall have the same rights, obligations and powers hereunder as any other Lender and may exercise such rights and powers as though it were not the Agent, and unless the context otherwise specifies, TFC shall be treated in its individual capacity as though it were not the Agent hereunder. Without limiting the generality of the foregoing, the Percentage Interest of TFC shall be included in any computations of Percentage Interests. TFC and its Affiliates may lend money to, act as trustee for and generally engage in any kind of business with the Company, any of its Subsidiaries or any Affiliate of any of them and any Person who may do business with or own an equity interest in the Company, any of its Subsidiaries or any Affiliate of any of them, all as if TFC were not the Agent and without any duty to account therefor to the other Lenders.

      10.9. Independent Credit Decision. Each of the Lenders acknowledges that it has independently and without reliance upon the Agent, based on the financial statements and other documents referred to in Section 7.2, on the other representations and warranties contained herein and on such other information with respect to the Company and its Included Subsidiaries as such Lender deemed appropriate, made such Lender's own credit analysis and decision to enter into this Agreement and to make the extensions of credit provided for hereunder. Each Lender represents to the Agent that such Lender will continue to make its own independent credit and other decisions in taking or not taking action under this Agreement or any other Credit Document. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Lender, and no act by the Agent taken under this Agreement or any other Credit Document, including any review of the affairs of the Company and its Included Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent. Except for notices, reports and other documents expressly required to be furnished to each Lender by the Agent under this Agreement or any other Credit Document, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition, financial or otherwise, or creditworthiness of the Company or any Included Subsidiary which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

      10.10. Indemnification. The Lenders shall severally indemnify the Agent and its officers, directors, employees, agents, attorneys, accountants, consultants and controlling Persons (to the extent not reimbursed by the Obligors and without limiting the obligation of any of the Obligors to do so), pro rata in accordance with their respective Percentage Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Agent or such Persons relating to or arising out of this Agreement, any other Credit Document, the transactions contemplated hereby or thereby, or any action taken or omitted by the Agent in connection with any of the foregoing; provided, however, that the foregoing shall not extend to actions or omissions which are taken by the Agent with gross negligence or willful misconduct.

11. Successors and Assigns; Lender Assignments and Participations. Any reference in this Agreement or any other Credit Document to any of the parties hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Company, the other Obligors, the Agent or the Lenders that are contained in this Agreement or any other Credit Document shall bind and inure to the benefit of their respective successors and assigns; provided, however, that (a) the Company and its Included Subsidiaries may not assign their rights or obligations under this Agreement or any other Credit Document except for mergers or liquidations permitted by
Section 6.7, and (b) the Lenders shall be not entitled to assign their respective Percentage Interests in the credits extended hereunder or their Commitments except in accordance with Section 11.1.

      11.1. Assignments by Lenders.

            11.1.1. Assignees and Assignment Procedures. Each Lender may (a) without the consent of the Agent or the Company if the proposed assignee is already a Lender hereunder, an Affiliate of a Lender or a Wholly Owned Subsidiary of the same corporate parent of which the assigning Lender is a Subsidiary, or (b) otherwise with the consents of the Agent and (so long as no Event of Default exists) the Company (which consents will not be unreasonably withheld), in compliance with applicable laws in connection with such assignments, assign to one or more commercial banks or other financial institutions (each, an "Assignee") all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents, including all or a portion of its Commitment, the portion of the Loan at the time owing to it and the Notes held by it. The parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance (the "Assignment and Acceptance") substantially in the form of Exhibit 11.1.1, together with the Note subject to such assignment and a processing and recordation fee of $3,000 payable to the Agent by the assigning Lender or the Assignee.

      Upon acceptance and recording pursuant to Section 11.1.4, from and after the effective date specified in each Assignment and Acceptance (which effective date shall be at least five Business Days after the execution thereof unless waived by the Agent):

            (A) the Assignee shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and

            (B) the assigning Lender shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.3 and 9, as well as to any fees accrued for its account hereunder and not yet paid).

            11.1.2. Terms of Assignment and Acceptance. By executing and delivering an Assignment and Acceptance, the assigning Lender and Assignee shall be deemed to confirm to and agree with each other and the other parties hereto as follows:

            (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

            (b) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company and its Included Subsidiaries or the performance or observance by the Company or any of its Included Subsidiaries of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

            (c) such Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.2 or Section 6.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

            (d) such Assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

            (e) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and

            (f) such Assignee agrees that it will perform in accordance with the terms of this Agreement all the obligations which are required to be performed by it as a Lender.

            11.1.3. Register. The Agent shall maintain at the Providence Office a register (the "Register") for the recordation of (a) the names and addresses of the Lenders and the Assignees which assume rights and obligations pursuant to an assignment under Section 11.1.1, (b) the Percentage Interest of each such Lender as set forth in Exhibit 10.1 and
      (c) the amount of the Loan owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            11.1.4. Acceptance of Assignment and Assumption. Upon its receipt of a completed Assignment and Acceptance executed by an assigning Lender and an Assignee together with the Note subject to such assignment, and the processing and recordation fee referred to in Section 11.1.1, the Agent shall (a) accept such Assignment and Acceptance, (b) record the information contained therein in the Register and (c) give prompt notice thereof to the Company. Within five Business Days after receipt of notice, the Company, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note, a new Note to the order of such Assignee in a principal amount equal to the applicable Commitment and Loan assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment and Loan, a new Note to the order of such assigning Lender in a principal amount equal to the applicable Commitment and Loan retained by it. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, and shall be dated the date of the surrendered Note which it replaces.

            11.1.5. Federal Reserve Bank. Notwithstanding the foregoing provisions of this Section 11, any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Credit Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Credit Document.

            11.1.6. Further Assurances. The Company and its Included Subsidiaries shall sign such documents and take such other actions from time to time reasonably requested by an Assignee to enable it to share in the benefits of the rights created by the Credit Documents.

      11.2. Credit Participants. Each Lender may, without the consent of the Company or the Agent, in compliance with applicable laws in connection with such participation, sell to one or more commercial banks or other financial institutions (each a "Credit Participant") participations in all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment, the Loan owing to it and the Note held by it); provided, however, that:

            (a) such Lender's obligations under this Agreement shall remain unchanged;

            (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

            (c) the Credit Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 3.3 and 9, but shall not be entitled to receive any greater payment thereunder than the selling Lender would have been entitled to receive with respect to the interest so sold if such interest had not been sold; and

            (d) the Company, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right as one of the Lenders to vote with respect to the enforcement of the obligations of the Company relating to the Loan and the approval of any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications, consents or waivers that reduce the amount of the Loan or the rate of interest thereon, extend the stated time of payment of the Loan, increase the Commitments or release a substantial portion of the Credit Security).

Each Obligor agrees, to the fullest extent permitted by applicable law, that any Credit Participant and any Lender purchasing a participation from another Lender may exercise all rights of payment (including the right of set-off), with respect to its participation as fully as if such Credit Participant or such Lender were the direct creditor of the Obligors and a Lender hereunder in the amount of such participation.

12. Brokers Fees. Whether or not the transactions contemplated hereby shall be consummated:

            (a) the Agent shall not be required to pay any brokerage fee, commission or similar compensation in connection with the transactions contemplated by this Agreement; and

            (b) the Company will indemnify and hold harmless the Agent from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement.

The Agent is not aware of any brokerage fee, commission or similar compensation required to be paid by the Agent or the Company in connection with the transactions contemplated by this Agreement.

13. Confidentiality. Each Lender will make no disclosure of confidential information furnished to it by the Company or any of its Subsidiaries unless such information shall have become public, except:

            (a) in connection with operations under or the enforcement of this Agreement or any other Credit Document to Persons who have a reasonable need to be furnished such confidential information and who agree to comply with the restrictions contained in this Section 13 with respect to such information;

            (b) pursuant to any statutory or regulatory requirement or any mandatory court order, subpoena or other legal process;

            (c) to any parent or corporate Affiliate of such Lender or to any Credit Participant, proposed Credit Participant or proposed Assignee; provided, however, that any such Person shall agree to comply with the restrictions set forth in this Section 13 with respect to such information;

            (d) to its independent counsel, auditors and other professional advisors with an instruction to such Person to keep such information confidential; and

            (e) with the prior written consent of the Company, to any other Person.

14. Notices. Except as otherwise specified in this Agreement or any other Credit Document, any notice required to be given pursuant to this Agreement or any other Credit Document shall be given in writing. Any notice, consent, approval, demand or other communication in connection with this Agreement or any other Credit Document shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answerback) or (b) in the case of a letter, unless actual receipt of the notice is required by any Credit Document, five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

      If to the Company or any of its Included Subsidiaries, to it at its address set forth in Exhibit 7.1 (as supplemented pursuant to Section 6.4.1), to the attention of the President, with a copy to Jerome Cohen, Chairman, at 1125 North East 125th Street - Suite 206, North Miami, Florida 33161.

      If to any Lender or the Agent, to it at its address set forth on the signature pages of this Agreement, with a copy to the Agent.

15.   Course of Dealing; Amendments and Waivers.

      15.1. Course of Dealing. No course of dealing between any Lender or the Agent, on one hand, and the Company or any other Obligor, on the other hand, shall operate as a waiver of any of the Lenders' or the Agent's rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. Each of the Company and the Obligors acknowledges that if the Lenders or the Agent, without being required to do so by this Agreement or any other Credit Document, give any notice or information to, or obtain any consent from, the Company or any other Obligor, the Lenders and the Agent shall not by implication have amended, waived or modified any provision of this Agreement or any other Credit Document, or created any duty to give any such notice or information or to obtain any such consent on any future occasion. No delay or omission on the part of any Lender or the Agent in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by the Agent or the Required Lenders.

      15.2. Lender Consents for Amendments. Except as otherwise set forth herein, the Agent may (and upon the written request of the Required Lenders the Agent shall) take or refrain from taking any action under this Agreement or any other Credit Document, including giving its written consent to any modification of or amendment to and waiving in writing compliance with any covenant or condition in this Agreement or any other Credit Document or any Default or Event of Default, all of which actions shall be binding upon all of the Lenders; provided, however, that:

            (a) Except as provided below, without the written consent of the Lenders owning at least a majority of the Percentage Interests (disregarding the Percentage Interest of any Delinquent Lender during the existence of a Delinquency Period or of any Nonperforming Lender so long as such Lender is treated equally with the other Lenders with respect to any actions enumerated below), no written modification of, amendment to, consent with respect to, waiver of compliance with or waiver of a Default under, any of the Credit Documents shall be made.

            (b) Without the written consent of such Lenders as own 100% of the Percentage Interests in a particular Tranche (disregarding the Percentage Interest of any

      Delinquent Lender during the existence of a Delinquency Period or of any Nonperforming Lender so long as such Lender is treated equally with the other Lenders with respect to any actions enumerated below):

                  (i) No reduction shall be made in (A) the amount of principal of such Tranche, (B) the interest rate on such Tranche (other than amendments and waivers approved by the Required Lenders that waive an increase in the Applicable Rate as a result of an Event of Default) or (C) commitment fees with respect to such Tranche provided herein.

                  (ii) No change shall be made in the stated, scheduled time of payment of all or any portion of such Tranche or interest thereon or fees relating to any of the foregoing payable to all of the Lenders and no waiver shall be made of any Default under Section 8.1.1.

                  (iii) No increase shall be made in the amount, or extension of the term, of the stated Commitments for such Tranche beyond that provided for under Section 2.

                  (iv) No alteration shall be made of the Lenders' rights of set-off contained in Section 8.2.4.

                  (v) No release of all or a material portion of the Credit Security relating to the Pledged Securities for a particular Tranche or release of the Company or any guarantor shall be made (in any event, without the written consent of the Lenders, the Agent may release all Credit Security relating to the Pledged Securities for a particular Tranche pursuant to Section 17 upon payment in full of the Credit Obligations with respect to such Tranche and termination of the Commitments with respect to such Tranche).

                  (vi) No amendment to or modification of this Section 15.2 or the definition of "Required Lenders" shall be made.

16. No Strict Construction. The parties have participated jointly in the negotiation and drafting of this Agreement and the other Credit Documents with counsel sophisticated in financing transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Credit Documents shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the other Credit Documents.

17. Defeasance. When all Credit Obligations with respect to a particular Tranche have been paid, performed and reasonably determined by the Lenders to have been indefeasibly discharged in full, and if at the time no Event of Default exists, at the Company's written request, accompanied by such certificates and other items as the Agent shall reasonably deem necessary, the Credit Security relating to the Pledged Securities for such Tranche shall revert to the Obligors and the right, title and interest of the Lenders therein shall terminate. Thereupon, on the Obligor's demand and at their cost and expense, the Agent shall execute proper instruments, acknowledging satisfaction of and discharging such security interests, and shall redeliver to the Obligors all certificates evidencing any such Credit Security then in its possession; provided, however, that Sections 3.3, 9, 13, 18 and 19 shall survive the termination of this Agreement.

18.   Venue; Service of Process, etc. Each of the Company and the other
Obligors:

            (a) Irrevocably submits to the nonexclusive jurisdiction of the state courts of Rhode Island and to the nonexclusive jurisdiction of the United States District Court for the District of Rhode Island for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof.

            (b) Waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

            (c) Consents to service of process in any such proceeding in any manner at the time permitted by the general laws of the State of Rhode Island and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to
      Section 14 is reasonably calculated to give actual notice.

            (d) Waives to the extent not prohibited by applicable law that cannot be waived any right it may have to claim or recover in any such proceedings such special, exemplary or punitive damages.

19. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE COMPANY, THE OTHER OBLIGORS, THE AGENT AND THE LENDERS WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR

THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDERS, THE AGENT, THE COMPANY OR ANY OTHER OBLIGOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each of the Company and the other Obligors acknowledges that it has been informed by the Agent that the provisions of this Section 19 constitute a material inducement upon which each of the Lenders has relied and will rely in entering into this Agreement and any other Credit Document, and that it has reviewed the provisions of this Section 19 with its counsel. Any Lender, the Agent, the Company or any other Obligor may file an original counterpart or a copy of this Section 19 with any court as written evidence of the consent of the Company, the other Obligors, the Agent and the Lenders to the waiver of their rights to trial by jury.

20. General. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Lender, notwithstanding any investigation made by any Lender on its behalf, and shall survive the execution and delivery to the Lenders hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and the other Credit Documents (including any related fee agreements with the Agent or the Lenders) constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Rhode Island.

      Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                    MEGO MORTGAGE CORPORATION


                                    By /s/ [SIG]
                                       --------------------------------------
                                         Title: EXECUTIVE VICE PRESIDENT


                                    TEXTRON FINANCIAL CORPORATION


                                    By
                                       --------------------------------------
                                         Title:

      Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                    MEGO MORTGAGE CORPORATION


                                    By
                                       --------------------------------------
                                         Title:


                                    TEXTRON FINANCIAL CORPORATION


                                    By /s/ [SIG]
                                       --------------------------------------
                                         Title: VICE PRESIDENT

                            MEGO MORTGAGE CORPORATION

                          TEXTRON FINANCIAL CORPORATION

                                    EXHIBITS


1         -     Tranches and Securitization Agreements

2.1.5     -     Note

5.1.4     -     Security Agreement

5.2.1     -     Officer's Certificate

7.1       -     Company and its Subsidiaries

7.2.2     -     Material Agreements

7.9       -     Defaults under other Agreements

10.1      -     Percentage Interests

11.1.1    -     Assignment and Acceptance

                                                                       Exhibit 1


                     TRANCHES AND SECURITIZATION AGREEMENTS


1.    February 1997 - Financial Assets Transaction

      1.1.  Tranche


                                                   Amortization Date and
Amount                                                Revolving Period               Commitment Fee
------                                             ---------------------             --------------
$5,000,000                                        The date seven months              1% of total
                                                  after the Initial Closing          Commitment
plus, up to $3,800,000 to the extent              Date (estimated to be
evidenced by increased                            May 27, 1998).
Commitments of TFC (based on
Credit Participants) or other
Lenders other than TFC who
become party to the Credit
Agreement with an additional
Commitment in such Tranche.


            1.2.1. Sale and Servicing Agreement dated as of February 1, 1997 among the Company, Mego Mortgage Home Loan Owner Trust 1997-1 (the "Trust"), Financial Asset Securities Corp. ("Financial Asset"), Norwest Bank Minnesota, N.A. ("Norwest"), and First Trust of New York, N.A. ("First Trust").

            1.2.2. Servicing Agreement dated as of February 1, 1997 among the Company, Norwest and First Trust.

            1.2.3. Indenture dated as of February 1, 1997 between First Trust and the Company.

            1.2.4. Trust Agreement dated as of February 1, 1997 among the Company, Financial Asset, First Trust and Wilmington Trust Company.

            1.2.5. Insurance Agreement dated as of February 1, 1997 among the Company, the Trust, Financial Asset, Norwest, First Trust, MBIA Insurance Corporation, Mego Mortgage Home Loan Acceptance Corporation, and Greenwich Capital Financial Products, Inc.

                                                                   Exhibit 2.1.5


                                      NOTE


N-__                                                        ______________, 199_


      FOR VALUE RECEIVED, the undersigned, Mego Mortgage Corporation, a Delaware corporation (the "Company"), hereby promises to pay ___________________ (the "Lender") or order, on the Final Maturity Date, the aggregate unpaid principal amount of the revolving and term loans made by the Lender to the Company pursuant to the Credit Agreement referred to below. The Company promises to pay interest from the date hereof, computed as provided in such Credit Agreement, on the aggregate principal amount of such loans from time to time unpaid at the per annum rate applicable to such unpaid principal amount as provided in such Credit Agreement and to pay interest on overdue principal and, to the extent not prohibited by applicable law, on overdue installments of interest at the rate specified in such Credit Agreement, all such interest being payable at the times specified in such Credit Agreement, except that all accrued and unpaid interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

      Payments hereunder shall be made to Textron Financial Corporation, as agent for the Lender, at Commerce Center, 333 East River Drive, Suite #305, East Hartford, Connecticut 05108.

      All revolving and term loans made by the Lender pursuant to the Credit Agreement referred to below and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such loan then outstanding shall be endorsed by the Lender on the schedule attached hereto or on a continuation of such schedule attached to and made a part hereof; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company under this Note, such Credit Agreement or any other Credit Document.

      This Note evidences borrowings under, and is entitled to the benefits of, and is subject to the provisions of, the Credit Agreement dated as of October 27, 1997, as from time to time in effect (the "Credit Agreement"), among the Company, the Lender and certain other parties. The principal of this Note is prepayable in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement. Terms defined in the Credit Agreement are used herein with the meanings so defined.

      In case an Event of Default shall occur, the entire principal of this Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

      This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Rhode Island.

      The parties hereto, including the Company and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment, forbearance or other indulgence without notice.

                                       MEGO MORTGAGE CORPORATION


                                       By_________________________________
                                         Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

----------------------------------------------------------------------------------------------
                  Amount               Amount of               Unpaid
                  of                   Principal               Principal             Notation
Date              Loan                 Repaid                  Balance               Made By
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

                                                                   EXHIBIT 5.1.4


                               SECURITY AGREEMENT

                                  See Item 1.2

                                                                   Exhibit 5.2.1


                            MEGO MORTGAGE CORPORATION

                              Officer's Certificate

      Pursuant to Section 2.1.3 of the Credit Agreement dated as of October 27, 1997, as now in effect (the "Credit Agreement"), among Mego Mortgage Corporation, a Delaware corporation (the "Company"), the Lenders party thereto and Textron Financial Corporation, both in its capacity as a Lender and in its capacity as Agent (the "Agent") for itself and the other Lenders, the Company requests that an extension of credit be made on the date specified below (the "Closing Date") in the following amount:

                      Closing Date:         _____________
                      Tranche:              _____________
                      Amount:              $_____________

      In connection with the foregoing request, the Company certifies that the representations and warranties contained in Section 7 of the Credit Agreement are true and correct on and as of the date hereof with the same force and effect as though originally made on and as of the date hereof (except as to any representation or warranty which refers to a specific earlier date or which has been waived, modified or consented to by the Required Lenders); no Default exists on the date hereof or will exist immediately after giving effect to the extension of credit requested hereby; and since August 31, 1996, no Material Adverse Change has occurred.

      The foregoing representations and warranties shall be deemed made by the Company on the requested Closing Date unless the Company shall have notified the Agent in writing to the contrary prior to such Closing Date.

      Terms defined in the Credit Agreement are used herein with the meanings so defined. This certificate has been executed by a duly authorized Financial Officer as of the___ day of October, 1997.

                                       MEGO MORTGAGE CORPORATION


                                       By_________________________________
                                         Financial Officer

                                                                     Exhibit 7.1


                          COMPANY AND ITS SUBSIDIARIES


A.    The Company

      1.    Name and jurisdiction of incorporation:

            Mego Mortgage Corporation, a Delaware corporation, incorporated on June 12, 1992.

      2. Address of the Company's chief executive office and chief place of business:

                      1000 Parkwood Circle - 5th Floor
                      Atlanta, GA 30339

      3. Each other name under which the Company conducts its business and the jurisdiction(s) in which each such name is used:

            Name                                        Jurisdiction

            Mego Acceptance Corporation                 Nevada; New Jersey

      4. Jurisdiction(s) in which the Company keeps tangible personal property:

            Atlanta, Georgia; Las Vegas, Nevada

B.    The Subsidiaries

      Included Subsidiaries:

            None

      Excluded Subsidiaries:

      Mego Mortgage Home Loan Acceptance Corp., a Delaware corporation (special purpose corporation that owns a 1% interest in the Mego Mortgage Home Loan Owner Trust 1997-1 Residual Interest Securities).

                                                                   Exhibit 7.2.2


                               MATERIAL AGREEMENTS


1.    Securitization Agreements referred to in Exhibit 1

2. Indenture dated November 19, 1996 between the Company and American Stock Transfer & Trust Company, as trustee, with respect to the Company's 12-1/2% Senior Subordinated Notes due December 1, 2001, as amended by the First Supplemental Indenture dated October 20, 1997.

3. Agreement dated as of August 29, 1997 between the Company and Mego Financial Corp. with respect to the repayment of certain indebtedness from the Company to Mego Financial Corp.

4. Credit Agreement dated as of June 20, 1997 among the Company, The First National Bank of Chicago, as Agent, and a group of lenders, as amended through the date hereof.

                                                                     Exhibit 7.9


                         DEFAULTS UNDER OTHER AGREEMENTS

Description of Trustee's Right to Terminate the Company's Rights to Service First Securitization - Mego Mortgage FHA Title I Loan Trust 1996-1 and 1996-2.

Pooling and servicing agreements relating to the Company's securitization transactions contain provisions with respect to the maximum permitted loan delinquency rates and loan default rates, which, if exceeded, would allow the termination of the Company's right to service the related loans. At present, the delinquency rates on the pools of loans sold in the March 1996 securitization transaction, Mego Mortgage FHA Title I Loan Trust 1996-1, and the August 1996 securitization, Mego Mortgage Title I Loan Trust 1996-2, exceed the permitted limit set forth in the related pooling and servicing agreement. Accordingly, this condition could result in the termination of the Company's servicing rights with respect to those pools of loans by the trustee, the master servicer or the insurance company providing credit enhancement for that transaction. Although the insurance company has indicated that it, and to its knowledge, the trustee and the master servicer, has no present intention to terminate the Company's servicing rights related to those pools of loans, no assurance can be given that one or more of such parties will not exercise its right to terminate. In the event of such termination, there would be a material adverse effect on the valuation of the Company's mortgage servicing rights and the results of operations in the amount of mortgage servicing rights with respect to such Securitizations on the date of termination.

                                                                    Exhibit 10.1


                              PERCENTAGE INTERESTS


                                       Principal Amount       Approximate
Lender                        Tranche   of Commitment     Percentage Interest
------                        -------  ----------------   -------------------

Textron Financial Corporation    1        $5,000,000             100%

                                                                  Exhibit 11.1.1


                            ASSIGNMENT AND ACCEPTANCE


        This Agreement, dated as of _______________, 199_, is between ____________________________, a Lender under the Credit Agreement referred to below (the "Assignor"), and ____________________________ (the "Assignee").

        For valuable consideration, the receipt of which is hereby acknowledged, the Assignor agrees with the Assignee as follows:

        1. Reference to Credit Agreement; Definitions. Reference is made to the Credit Agreement dated as of October 27, 1997, as from time to time in effect (the "Credit Agreement"), among Mego Mortgage Corporation, a Delaware corporation (the "Company"), the Lenders from time to time party thereto and Textron Financial Corporation, both in its capacity as a Lender and in its capacity as Agent (the "Agent") for itself and the other Lenders. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

        2. Assignment and Assumption. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the interests set forth in Exhibit A hereto (the "Assigned Interests") in and to the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents as of the Assignment Date (as defined in Exhibit A hereto).

        3.  Representations, Warranties, etc.

        3.1.  Assignor's Representations and Warranties.  The Assignor:

           (a) represents that as of the date hereof, it owns the Assigned Interests beneficially and of record, free of any Liens or adverse claims.

           (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and

           (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company and its Included Subsidiaries or the performance by the Company and its Included Subsidiaries of their obligations under the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto or thereto.

        3.2.  Assignee's Representations, Warranties and Agreements.  The
Assignee:

           (a) represents and warrants that it is legally authorized to enter into this Agreement;

           (b) the Assignee represents and warrants that it is a "qualified institutional buyer" for purposes of Rule 144A under the Securities Act;

           (c) the Assignee represents and warrants that (i) it is incorporated or organized under the laws of the United States of America or a state thereof or (ii) it will perform all of the obligations relating to United States income tax withholding under Section 13 of the Credit Agreement;

           (d) confirms that it has received a copy of the Credit Agreement and any other Credit Document which it has requested, together with copies of the most recent financial statements delivered pursuant to Section
        6.4 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement;

           (e) agrees that it will, independently and without reliance upon the Assignor or any other Person which has become a Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents; and

           (f) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

        4. Assignee Party to Credit Agreement; Assignor Release of Obligations. From and after the Assignment Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and
(b) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

        5. Notices. All notices and other communications required to be given or made to the Assignee under this Agreement, the Credit Agreement or any other Credit Document shall be given or made at the address of the Assignee set forth on Exhibit A hereto or at such other address as the Assignee shall have specified to the Assignor, the Company and the Agent in writing.

        6. Further Assurances. The parties hereto agree to execute and deliver such other instruments and documents and to take such other actions as any party hereto may reasonably request in connection with the transactions contemplated by this Agreement.

        7. General. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all current and prior agreements and understandings, whether written or oral, with respect to such subject matter. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligation. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Rhode Island.

        Each of the Assignor and the Assignee has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                            ASSIGNOR

                                            -----------------------------------

                                            By_________________________________
                                                Title:


                                            ASSIGNEE

                                            -----------------------------------

                                            By_________________________________
                                                Title:


The foregoing is approved:

MEGO MORTGAGE CORPORATION


By_________________________________
    Title:


TEXTRON FINANCIAL CORPORATION,
   as Agent under the Credit Agreement


By_________________________________
    Title:

                            MEGO MORTGAGE CORPORATION

                                    Exhibit A
                                       to
                            Assignment and Acceptance


1.      Parties

        Assignor:     ________________________________________

        Assignee:     ________________________________________

        Assignee Address:      _________________________________

                               _________________________________

                               _________________________________

        Assignee Telecopy:     _________________________________

2.      Assignment Date:       _________________________________

3.      Assigned Interests

        Outstanding Revolving/Term Loan By Tranche:   $_______________________

        Revolving/Term Loan Commitment By Tranche:    $_______________________
        (sum of assigned unfunded commitment
         plus amounts set forth above)

        Unpaid interest and commitment fees with respect to the assigned credits described above, accrued through the Assignment Date, are for the account of the Assignor unless set forth to the contrary herein.

4.      Assignor's Post Assignment Interests

        After giving effect to this assignment, Assignor represents that its interests in the following credits are summarized as follows:

        Revolving/Term Loan Commitment by Tranche:     $______________________

5.      Assignee's Post Assignment Interests

        After giving effect to this assignment, Assignee represents that its interests in the following credits are summarized as follows:

        Revolving/Term Loan Commitment by Tranche:     $______________________

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------




                            MEGO MORTGAGE CORPORATION


                               SECURITY AGREEMENT


                          Dated as of October 27, 1997


                     TEXTRON FINANCIAL CORPORATION, as Agent




--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----

1.  Reference to Credit Agreement; Definitions; Certain Rules of Construction..............-1-
        1.1.  "Agreement"..................................................................-1-
        1.2.  "Pledged Securities".........................................................-1-
        1.3.  "Securities Act".............................................................-1-
        1.4.  "UCC"........................................................................-1-
2.  Security...............................................................................-1-
        2.1. Credit Security...............................................................-1-
               2.1.1.  Pledged Securities..................................................-2-
               2.1.2.  Chattel Paper, Instruments. etc.....................................-2-
               2.1.3.  Deposit Accounts....................................................-2-
               2.1.4.  Collateral..........................................................-2-
               2.1.5.  Books and Records...................................................-2-
               2.1.6.  Proceeds and Products...............................................-2-
        2.2.  Representations, Warranties and Covenants with Respect to Credit Security....-3-
               2.2.1.  Pledged Securities..................................................-3-
               2.2.2.  No Liens, Restrictions on Transfer..................................-3-
               2.2.3.  Location of Credit Security.........................................-3-
               2.2.4.  Trade Names.........................................................-4-
               2.2.5.  Insurance...........................................................-4-
               2.2.6.  Modifications to Credit Security....................................-4-
               2.2.7.  Delivery of Documents...............................................-4-
               2.2.8.  Performance of Agreements...........................................-4-
               2.2.9.  Perfection of Credit Security.......................................-4-
        2.3.  Administration of Credit Security............................................-5-
        2.4.  Right to Realize upon Credit Security........................................-5-
               2.4.1.  Assembly of Credit Security; Receiver; Setoff.......................-5-
               2.4.2.  General Authority...................................................-5-
               2.4.3.  Marshaling, etc.....................................................-6-
               2.4.4.  Sales of Credit Security............................................-7-
               2.4.5.  Sale without Registration...........................................-7-
               2.4.6.  Application of Proceeds.............................................-8-
        2.5.  Custody of Credit Security...................................................-8-
3.  General................................................................................-9-

                                           EXHIBITS


2.1   -  Pledged Securities

2.2   -  Office and Principal Place of Business; Trade Names; Depository
         Institutions

                            MEGO MORTGAGE CORPORATION

                               SECURITY AGREEMENT


      This Agreement, dated as of October 27, 1997, is among Mego Mortgage Corporation, a Delaware corporation (the "Company"), and Textron Financial Corporation, a Delaware Corporation as agent (the "Agent") for itself and the other Lenders under the Credit Agreement (as defined below). The parties agree as follows:

1. Reference to Credit Agreement; Definitions; Certain Rules of Construction. Reference is made to the Credit Agreement dated as of the date hereof (the "Credit Agreement"), among the Company, the Lenders and the Agent. Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined. Certain other capitalized terms are used in this Agreement as specifically defined below in this Section 1. Except as the context otherwise explicitly requires, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section shall include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) terms defined in the UCC and not otherwise defined herein have the meaning provided under the UCC, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time amended, modified and in effect and (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents. References to "the date hereof" mean the date first set forth above.

      1.1. "Agreement" means this Security Agreement as from time to time in effect.

      1.2.  "Pledged Securities" is defined in Section 2.1.1.

      1.3.  "Securities Act" means the federal Securities Act of 1933.

      1.4. "UCC" means the Uniform Commercial Code as in effect in Rhode Island on the date hereof; provided, however, that with respect to the perfection of the Lender's Lien in the Credit Security and the effect of nonperfection thereof, the term "UCC" means the Uniform Commercial Code as in effect in any jurisdiction the laws of which are made applicable by section 9-103 of the Uniform Commercial Code as in effect in Rhode Island.

2.    Security.

      2.1. Credit Security. As security for the payment and performance of the Credit Obligations, the Company pledges and collaterally grants and assigns to the Agent for the benefit of the Lenders and the holders from time to time of any Credit Obligation, and creates a security interest in favor of the Agent for the benefit of the Lenders and such holders in, all of the Company's right, title and interest (as owner, but not in its capacity as servicer) in and to (but none of its obligations or liabilities with respect to) the items and types of present and future property described in Sections 2.1.1 through 2.1.6, whether now owned or hereafter acquired, all of which shall be included in the term "Credit Security":

            2.1.1. Pledged Securities. All rights to receive the payment of money in respect of the specific Residual Interest Securities and Interest Only Securities listed in Exhibit 2.1 as from time to time in effect (the "Pledged Securities").

            2.1.2. Chattel Paper, Instruments. etc. All chattel paper, non-negotiable instruments, negotiable instruments, investment property and documents evidencing any of the Pledged Securities.

            2.1.3. Deposit Accounts. All rights to payments due to the holders of Pledged Securities from the accounts of the Trustee into which funds to be payable under Pledged Securities are deposited or held under a Securitization, and all money, cash and cash equivalents of the Company, in each case arising from payments with respect to any of the Pledged Securities.

            2.1.4. Collateral. All collateral granted by third party obligors to, or held by, the Company with respect to the Pledged Securities.

            2.1.5. Books and Records. All books and records, including books of account and ledgers of every kind and nature, all electronically recorded data (including all computer programs, disks, tapes, electronic data processing media and software used in connection with maintaining the Company's books and records), all files and correspondence and all receptacles and containers for the foregoing, all with respect to the Pledged Securities.

            2.1.6. Proceeds and Products. All proceeds, and products of the items of Credit Security described or referred to in Sections 2.1.1 through 2.1.5 and, to the extent not included in the foregoing:

            (a) all distributions from the Designated Trust Agreements or Securitization Agreements with respect to the Pledged Securities,

            (b) all other proceeds of insurance and guarantees, if any, with respect to the Pledged Securities provided by MBIA Insurance Corporation, the Federal Housing Administration or any other Person providing coverage for loss or diminution in value of the Pledged Securities, and

            (c) all other proceeds from the liquidation or other recovery (if any) of loans relating to the Pledged Securities.

      2.2. Representations, Warranties and Covenants with Respect to Credit Security. The Company represents, warrants and covenants that:

            2.2.1. Pledged Securities. All Pledged Securities referred to in
      Section 2.1.1 shall be evidenced by certificates or instruments, which certificates shall be delivered to the Agent with any related assignment forms, duly completed by the Company, required by the Securitization Agreements. The Company will, immediately upon the receipt thereof, deliver to the Agent any certificate or similar instrument representing any of such Pledged Securities, together with appropriate, duly executed assignment forms. The Company will take all steps necessary to register the pledge to the Agent on the books of the issuer, purchaser, Trustee or custodian, as the case may be, with respect to all Pledged Securities that are not evidenced by certificates or other instruments.

            2.2.2. No Liens, Restrictions on Transfer or Dispositions. All Credit Security shall be free and clear of any Liens and restrictions on the transfer thereof, including contractual provisions which prohibit the assignment of rights under contracts, other than (a) customary investor suitability requirements contained in the Securitization Agreements, (b) notice requirements to the Trustee in respect of a proposed transfer of such Pledged Securities and (c) obligations to contribute proceeds of the Pledged Securities to spread accounts, interest reserve funds and other similar restrictions contained in the Securitization Agreements. Without limiting the generality of the foregoing, the Company will exclude from contracts to which it becomes a party after the date hereof provisions that would prevent the Company from creating a security interest in the Credit Security as pledged hereby. The Company will not sell, assign, transfer or otherwise dispose of any of the Credit Security, except as contemplated above in this Section 2.2.2 (other than sales for cash, the proceeds of which are used to repay in full the related Tranche of the Loan and any accrued and unpaid interest thereon and any other fees or Credit Obligations with respect to such Tranche). None of the Credit Security is subject to any option to purchase or similar rights of any Person.

            2.2.3. Location of Credit Security. The Company shall at all times keep its records concerning the Credit Security at its chief executive office and principal place of business, which office and place of business shall be set forth in Exhibit 2.2 or, so long as the Company shall have taken all steps reasonably necessary to perfect the Agent's security interest in the Credit Security with respect to such new address, at such other address as the Company may specify by notice actually received by the Agent not less than 10 Business Days prior to such change of address.

            2.2.4. Trade Names. The Company will not adopt or do business under any name other than its name or names designated in Exhibit 2.2 or any other name specified by notice actually received by the Agent not less than 10 Business Days prior to the conduct of business under such additional name. Since its incorporation, the Company has not changed its corporate name or adopted or conducted business under any trade name other than a name specified on Exhibit 2.2.

            2.2.5. Insurance. The Company grants to the Agent full power and authority as its attorney-in-fact, effective upon notice to the Company after the occurrence and during the continuance of an Event of Default, to adjust and settle any insurance policy owned by the Company insuring against loss to the Credit Security, to endorse any drafts thereon and to sign receipts for any payments thereunder. Any amounts that the Agent receives under any such policy (including return of unearned premiums) insuring against loss to the Credit Security shall be applied to payment of the Credit Obligations.

            2.2.6. Modifications to Credit Security. Except with the prior written consent of the Agent, the Company shall not amend or modify, or waive any of its rights under or with respect to, any Pledged Securities if the effect of such amendment, modification or waiver would be to reduce the amount of any such items or to extend the time of payment thereof, to waive any default by any other party thereto with respect to the Pledged Securities, or to waive or impair any remedies of the Company or the Agent under or with respect to any such Pledged Securities. The Company will promptly give the Agent written notice of any material decrease or adjustment with respect to any Pledged Securities.

            2.2.7. Delivery of Documents. Upon the Agent's request, the Company shall deliver to the Agent, promptly upon the Company's receipt thereof, copies of any agreements, instruments or documents comprising or relating to the Credit Security. Pending such request, the Company shall keep such items at its places of business specified pursuant to Section 2.2.3.

            2.2.8. Performance of Agreements. The Company shall perform all servicing and other obligations required to be performed by it under the Securitization Agreements or any other agreement relating to the Pledged Securities or other Credit Security.

            2.2.9. Perfection of Credit Security. Upon the Agent's request from time to time, the Company will execute and deliver, and file and record in the proper filing and recording places, all such instruments, including financing statements, Trustee Payment Directions and pledgor and assignment notices, and will take all such other action, as the Agent deems advisable for confirming to it the Credit Security or to carry out any other purpose of this Agreement or any other Credit Document.

      2.3. Administration of Credit Security. The Credit Security shall be administered as follows, and if an Event of Default shall have occurred, Section
2.4 shall also apply. All payments and other receipts on account of the Pledged Securities or any other Credit Security shall be held by the Trustee under the applicable Securitization Agreement pursuant to a Trustee Payment Direction, and shall be paid by the Trustee at least monthly to the Agent for application to the Credit Obligations in accordance with the Trustee Payment Direction. Any sums collected or received and any property recovered or possessed by the Company in connection with any Credit Security shall be received and held by the Company in trust for and on the Lenders' behalf, shall be segregated from the other assets and funds of the Company, and shall be delivered to the Agent for the benefit of the Lenders.

      2.4. Right to Realize upon Credit Security. Except to the extent prohibited by applicable law that cannot be waived, this Section 2.4 shall govern the Lenders' and the Agent's rights to realize upon the Credit Security, and shall be applicable only if any Event of Default shall have occurred and be continuing. The provisions of this Section 2.4 are in addition to any rights and remedies available at law or in equity and in addition to the provisions of any other Credit Document. In the case of a conflict between this Section 2.4 and any other Credit Document, this Section 2.4 shall govern.

            2.4.1. Assembly of Credit Security; Receiver; Setoff. The Company shall, upon the Agent's request, assemble the Credit Security and otherwise make it available to the Agent. The Agent may have a receiver appointed for all or any portion of the Company's assets or business which constitutes the Credit Security in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Credit Security in accordance with the terms of the Credit Documents, to continue the operations of the Company and to collect all revenues and profits therefrom to be applied to the payment of the Credit Obligations, including the compensation and expenses of such receiver. Without interfering with the rights of any Trustee, custodian or loan purchaser to such deposits under the Securitization Agreements, the Agent may offset and apply toward the payment of the Credit Obligations (and/or toward the curing of any Event of Default) any indebtedness from any Lender to the Company, including any indebtedness represented by deposits in any account maintained with any Lender, regardless of the adequacy of any security for the Credit Obligations. The Agent shall have no duty to determine the adequacy of any such security in connection with any such offset.

            2.4.2. General Authority. To the extent specified in written notice from the Agent to the Company, the Company grants the Agent full and exclusive power and authority, subject to the other terms hereof and applicable law, to take any of the following actions (for the sole benefit of the Lenders and the holders from time to time of any Credit Obligations, but at the Company's expense):

            (a) To ask for, demand, take, collect, sue for and receive all payments in respect of any Pledged Securities which the Company could otherwise ask for, demand, take, collect, sue for and receive for its own use.

            (b) To extend the time of payment of any Pledged Securities and to make any allowance or other adjustment with respect thereto.

            (c) To settle, compromise, prosecute or defend any action or proceeding with respect to any Pledged Securities and to enforce all rights and remedies thereunder which the Company could otherwise enforce.

            (d) To enforce the payment of any Pledged Securities, either in the name of the Company or in its own name, and to endorse the name of the Company on all checks, drafts, money orders and other instruments tendered to or received in payment of any Credit Security.

            (e) To notify the third party payor with respect to any Pledged Securities of the existence of the security interest created hereby and to cause all payments in respect thereof thereafter to be made directly to the Agent; provided, however, that whether or not the Agent shall have so notified such payor, the Company will at its expense render all reasonable assistance to the Agent in collecting such items and in enforcing claims thereon.

            (f) To sell, transfer, assign or otherwise deal in or with any Credit Security or the proceeds thereof, as fully as the Company otherwise could do.

            2.4.3. Marshaling, etc. Neither the Agent nor the Lenders shall be required to make any demand upon, or pursue or exhaust any of its rights or remedies against, the Company or any other guarantor, pledgor or any other Person with respect to the payment of the Credit Obligations or to pursue or exhaust any of its rights or remedies with respect to any collateral therefor or any direct or indirect guarantee thereof or insurance with respect thereto. Neither the Agent nor the Lenders shall be required to marshal the Credit Security or any guarantee of the Credit Obligations or to resort to the Credit Security or any such guarantee in any particular order, and all of its rights hereunder or under any other Credit Document shall be cumulative. To the extent it may lawfully do so, the Company absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or the Lenders, any valuation, stay, appraisement, extension, redemption or similar laws now or hereafter existing which, but for this provision, might be applicable to the sale of any Credit Security made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Without limiting the generality of the foregoing, the Company (a) agrees that it will not invoke or utilize any law which might prevent, cause a delay in or otherwise impede the enforcement of the rights of the Agent or the Lenders in the Credit Security, (b) waives all such laws, and (c) agrees that it will not invoke or raise as a defense to any enforcement by the Agent or the Lenders of any rights and remedies relating to the Credit Security or the Credit Obligations any legal or contractual requirement with which the Agent or the Lenders may have in good faith failed to comply. In addition, the Company waives any right to prior notice (except to the extent expressly required by Section 2.4.4 or the other provisions of this Agreement) or judicial hearing in connection with foreclosure on or disposition of any Credit Security, including any such right which the Company would otherwise have under the Constitution of the United States of America, any state or territory thereof or any other jurisdiction.

            2.4.4. Sales of Credit Security. All or any part of the Credit Security may be sold for cash or other value in any number of lots at public or private sale, without demand, advertisement or notice; provided, however, that the Agent shall give the Company 10 days' prior written notice of the time and place of any public sale, or the time after which a private sale may be made, which notice each of the Company and the Agent agrees to be reasonable. At any sale or sales of Credit Security, the Agent or the Lenders or any of their officers acting on their behalf, or their assigns, may bid for and purchase all or any part of the property and rights so sold, may use all or any portion of the Credit Obligations owed to the Lenders as payment for the property or rights so purchased, and upon compliance with the terms of such sale may hold and dispose of such property and rights without further accountability to the Company, except for the proceeds of such sale or sales pursuant to Section 2.4.6. The Company acknowledges that any such sale will be made by the Agent or the Lenders on an "as is" basis with disclaimers of all warranties, whether express or implied. The Company will execute and deliver or cause to be executed and delivered such instruments, documents, assignments, waivers, certificates and affidavits, will supply or cause to be supplied such further information and will take such further action, as the Agent or the Lenders shall reasonably request in connection with any such sale.

            2.4.5. Sale without Registration. If, at any time when the Agent shall determine to exercise its rights hereunder to sell all or part of the securities included in the Credit Security, the securities in question shall not be effectively registered under the Securities Act (or other applicable law), the Agent may, in its sole discretion, sell such securities by private or other sale not requiring such registration in such manner and in such circumstances as the Agent may deem necessary or advisable in order that such sale may be effected in accordance with applicable securities laws without such registration and the related delays, uncertainty and expense. Without limiting the generality of the foregoing, in any event the Agent may, in its sole discretion, (a) approach and negotiate with a single purchaser or one or more possible purchasers to effect such sale, (b) restrict such sale to one or more purchasers each of whom will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such securities and (c) cause to be placed on certificates representing the securities in question a legend to the effect that such securities have not been registered under the Securities Act (or other applicable law) and may not be disposed of in violation of the provisions thereof. The Company agrees that such manner of disposition is commercially reasonable, that it will upon the Agent's request give any such purchaser access to such information regarding the issuer of the securities in question as the Agent may reasonably request and that the Agent shall not incur any responsibility for selling all or part of the securities included in the Credit Security at any private or other sale not requiring such registration, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration under the Securities Act (or other applicable law) or until made in compliance with certain other rules or exemptions from the registration provisions under the Securities Act (or other applicable law). The Company acknowledges that no adequate remedy at law exists for breach by it of this Section 2.4.5 and that such breach would not be adequately compensable in damages and therefore agrees that this Section 2.4.5 may be specifically enforced.

            2.4.6. Application of Proceeds. The proceeds of all sales and collections by the Agent in respect of any Credit Security or other assets of the Company under Section 2.4.4, all funds collected from the Company and any cash contained in the Credit Security, the application of which is not otherwise specifically provided for herein, shall be applied as follows:

            First, to the payment of the costs and expenses of such sales and collections, the reasonable expenses of the Agent and the reasonable fees and expenses of its special counsel;

            Second, any surplus then remaining to the payment of the Credit Obligations in such order and manner as the Agent may in its reasonable discretion determine provided, however, that proceeds from such sales and collections of Pledged Securities relating to a particular Tranche shall be applied first to repay principal of and accrued and unpaid interest on such Tranche before application to the principal of or interest on other Tranches; and

            Third, any surplus then remaining shall be paid to the Company, subject, however, to the rights of the holder of any then existing Lien of which the Agent has actual notice.

      2.5. Custody of Credit Security. Except as provided by applicable law that cannot be waived, the Agent will have no duty as to the custody and protection of the Credit Security, the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including rights against prior parties, except for the use of reasonable care in the custody and physical preservation of any Credit Security in its possession. The Agent will not be liable or responsible for any loss or damage to any Credit Security, or for any diminution in the value thereof, by reason of the act or omission of any agent selected by the Agent acting in good faith.

3. General. Addresses for notices, consent to jurisdiction, jury trial waiver, defeasance and numerous other provisions applicable to this Agreement are contained in the Credit Agreement. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Rhode Island.

      Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first written above.

                                    MEGO MORTGAGE CORPORATION


                                    By /s/ JAMES ?????
                                       -----------------------------------
                                         Title: EXECUTIVE VICE PRESIDENT


                                    TEXTRON FINANCIAL CORPORATION
                                    as Agent under the Credit Agreement


                                    By
                                       -----------------------------------
                                         Title:

                                    MEGO MORTGAGE CORPORATION


                                    By
                                       -----------------------------------
                                         Title: EXECUTIVE VICE PRESIDENT


                                    TEXTRON FINANCIAL CORPORATION
                                    as Agent under the Credit Agreement


                                    By ?????
                                       -----------------------------------
                                         Title: VICE PRESIDENT

                                                                     Exhibit 2.1


                               Pledged Securities

      The Class S Certificate No. 1 dated March 10, 1997 with respect to the Mego Mortgage Home Loan Owner Trust 1997-1 and the Residual Interest Instrument No. 1 dated March 10, 1997 for a 99% Residual Interest in the Mego Mortgage Home Loan Owner Trust 1997-1 (each as from time to time modified or amended, together with any other securities issued in replacement or exchange therefor or in refinancing thereof) issued in connection with the following agreements, as from time to time in effect, represent Pledged Securities:

      1. Sale and Servicing Agreement dated as of February 1, 1997 among the Debtor, Mego Mortgage Home Loan Owner Trust 1997-1 (the "Trust"), Financial Asset Securities Corp. ("Financial Asset"), Norwest Bank Minnesota, N.A. ("Norwest"), and First Trust of New York, N.A. ("First Trust").

      2. Servicing Agreement dated as of February 1, 1997 among the Debtor, Norwest and First Trust.

      3. Indenture dated as of February 1, 1997 between the Debtor and First Trust.

      4. Trust Agreement dated as of February 1, 1997 among the Debtor, Financial Asset, First Trust and Wilmington Trust Company.

      5. Insurance Agreement dated as of February 1, 1997 among the Debtor, the Trust, Financial Asset, Norwest, First Trust, MBIA Insurance Corporation, Mego Mortgage Home Loan Acceptance Corporation, and Greenwich Capital Financial Products, Inc.

                                                                     Exhibit 2.2


  Office and Principal Place of Business; Trade Names; Depository Institutions

1. The offices where the Company maintains its records concerning the Pledged Securities are the following:

      1000 Parkwood Circle - 5th Floor
      Atlanta, Georgia  30339

      4310 Paradise Road
      Las Vegas, Nevada  89109

2. The only trade name used by the Company, other than its corporate name, is "Mego Acceptance Corporation"

3. Collection and depository accounts relating to the Credit Security are all with the Trustees under the respective Securitization Agreements.

                            MEGO MORTGAGE CORPORATION

                              Officer's Certificate


      Pursuant to Section 2.1.3 of the Credit Agreement dated as of October 27, 1997, as now in effect (the "Credit Agreement"), among Mego Mortgage Corporation, a Delaware corporation (the "Company"), the Lenders party thereto and Textron Financial Corporation, both in its capacity as a Lender and in its capacity as Agent (the "Agent") for itself and the other Lenders, the Company requests that an extension of credit be made on the date specified below (the "Closing Date") in the following amount:

                      Closing Date:  October 27, 1997
                      Tranche:       1
                      Amount:        $ 5,000,000

      In connection with the foregoing request, the Company certifies that the representations and warranties contained in Section 7 of the Credit Agreement are true and correct on and as of the date hereof with the same force and effect as though originally made on and as of the date hereof (except as to any representation or warranty which refers to a specific earlier date or which has been waived, modified or consented to by the Required Lenders); no Default exists on the date hereof or will exist immediately after giving effect to the extension of credit requested hereby; and since August 31, 1996, no Material Adverse Change has occurred.

      The foregoing representations and warranties shall be deemed made by the Company on the requested Closing Date unless the Company shall have notified the Agent in writing to the contrary prior to such Closing Date.

      Terms defined in the Credit Agreement are used herein with the so defined. This certificate has been executed by a duly Financial Office as of the 31st day of October, 1997.

                                       MEGO MORTGAGE CORPORATION


                                       By  /s/ JAMES L. BELTER
                                           -------------------------------------
                                               Financial Officer

                                      NOTE


N-1                                                             October 27, 1997

      FOR VALUE RECEIVED, the undersigned, Mego Mortgage Corporation, a Delaware corporation (the "Company,"), hereby promises to pay Textron Financial Corporation (the "Lender") or order, on the Final Maturity Date, the aggregate unpaid principal amount of the revolving and term loans made by the Lender to the Company pursuant to the Credit Agreement referred to below. The Company promises to pay interest from the date hereof, computed as provided in such Credit Agreement, on the aggregate principal amount of such loans from time to time unpaid at the per annum rate applicable to such unpaid principal amount as provided in such Credit Agreement and to pay interest on overdue principal and, to the extent not prohibited by applicable law, on overdue installments of interest at the rate specified in such Credit Agreement, all such interest being payable at the times specified in such Credit Agreement, except that all accrued and unpaid interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

      Payments hereunder shall be made to Textron Financial Corporation, as agent for the Lender, at Commerce Center, 333 East River Drive, Suite #305, East Hartford, Connecticut 05108.

      All revolving and term loans made by the Lender pursuant to the Credit Agreement referred to below and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such loan then outstanding shall be endorsed by the Lender on the schedule attached hereto or on a continuation of such schedule attached to and made a part hereof; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company under this Note, such Credit Agreement or any other Credit Document.

      This Note evidences borrowings under, and is entitled to the benefits of, and is subject to the provisions of, the Credit Agreement dated as of October 27, 1997, as from time to time in effect (the "Credit Agreement"), among the Company, the Lender and certain other parties. The principal of this Note is prepayable in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement. Terms defined in the Credit Agreement are used herein with the meanings so defined.

      In case an Event of Default shall occur, the entire principal of this Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

      This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Rhode Island.

      The parties hereto, including the Company and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment, forbearance or other indulgence without notice.

                                       MEGO MORTGAGE CORPORATION


                                       By  /s/ JAMES L. BELTER
                                           -------------------------------------
                                           Title:  Executive Vice President

                          TEXTRON FINANCIAL CORPORATION
                                 COMMERCE CENTER
                        333 EAST RIVER DRIVE - SUITE 305
                        EAST HARTFORD, CONNECTICUT 05108



                                October 27, 1997



Mego Mortgage Corporation
1000 Parkwood Circle, Suite 500
Atlanta, GA 30339


      Re:   Syndication of Credit Agreement

Ladies and Gentlemen:

      In connection with the Credit Agreement dated as of the date hereof between you and Textron Financial Corporation ("TEC") for itself and as Agent for the other Lenders, you acknowledge that TFC may be assigning portions of its interests in the Credit Obligations to other Lenders or Credit Participants. You agree that it is in your best interests for TFC to syndicate its interests under the Credit Agreement to these Lenders.

      In order to facilitate this syndication, you agree that:

      (a) management of the Company will make themselves available at reasonable times and reasonable intervals for meetings with prospective Lenders and to answer inquiries from prospective Lenders.

      (b) you agree to make available to the Agent and to the prospective Lenders, subject to appropriate confidentiality restrictions as provided in the Credit Agreement, such information regarding your business as the prospective Lenders may reasonably request.

      (c) in the event TFC reasonably determines that modifications to the Credit Agreement are necessary to facilitate the anticipated syndication, you will consider in good faith modifications proposed by the prospective Lenders (other than any adverse change in maturity, amortization or interest rate) and enter into an appropriate amendment to implement the modifications reasonably acceptable to you.

      Terms defined in the Credit Agreement are used with the meanings so defined. This letter agreement is a Credit Document and may be signed in counterparts, all of which shall constitute the same agreement. Please indicate your agreement with the foregoing by signing below.

                                       Very truly yours,

                                       TEXTRON FINANCIAL CORPORATION



                                       By: _____________________________________
                                           Title:


The foregoing is agreed to:

MEGO MORTGAGE CORPORATION


By  /s/ JAMES L. BELTER
    -------------------------------------
    Title: Executive Vice President
            into an appropriate amendment to implement the modifications reasonably acceptable to you.

      Terms defined in the Credit Agreement are used with the meanings so defined. This letter agreement is a Credit Document and may be signed in counterparts, all of which shall constitute the same agreement. Please indicate your agreement with the foregoing by signing below.

                                       Very truly yours,

                                       TEXTRON FINANCIAL CORPORATION



                                       By  [SIG]
                                           -------------------------------------
                                           Title: Vice President

The foregoing is agreed to:

MEGO MORTGAGE CORPORATION


By: _____________________________________
    Title:

                                      -2-